Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271708

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated June 10, 2025

Prospectus Supplement Dated    , 2025

(To Prospectus Dated May 5, 2023)

$

Brown & Brown, Inc.

$   % Senior Notes due 20

$   % Senior Notes due 20

$   % Senior Notes due 20

$   % Senior Notes due 20

$   % Senior Notes due 20

$   % Senior Notes due 20

We are offering $   aggregate principal amount of our   % senior notes due   , 20  (the “20  notes”), $    aggregate principal amount of our   % senior notes due    , 20  (the “20  notes”), $    aggregate principal amount of our    % senior notes due      , 20  (the “20  notes”), $   aggregate principal amount of our   % senior notes due   , 20  (the “20  notes”), $   aggregate principal amount of our   % senior notes due    , 20  (the “20  notes”) and $   aggregate principal amount of our   % senior notes due      , 20 (the “20  notes” and, together with the 20  notes, the 20  notes, the 20  notes, the 20  notes and the 20  notes, the “notes”). Interest on the notes is payable semi-annually in arrears on    and     of each year, commencing on    , 20 . At our option, we may redeem the notes of any series, in whole or in part at any time and from time to time, before their maturity at the redemption prices described under “Description of Notes—Optional Redemption.” If we experience a Change of Control Triggering Event, we will be required to offer to purchase the notes from holders. See “Description of Notes—Certain Covenants—Purchase of Notes Upon a Change of Control Triggering Event.”

The notes will be our senior unsecured obligations and will rank equally in right of payment with all our other senior indebtedness from time to time outstanding. We do not intend to list the notes on any securities exchange. The notes will be new securities for which there are currently no public markets.

On June 10, 2025, we entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which we, through the consummation of certain transactions described herein, will acquire RSC Topco, Inc., a Delaware corporation (“RSC”). RSC is the holding company for Accession Risk Management Group, Inc., a Delaware corporation (“Accession”). This offering is intended to be part of the financing for the Transaction (as defined below), together with any cash raised in the Common Stock Offering (as defined below) and cash on hand. This offering is not contingent on the consummation of the Transaction, which, if completed, will occur after the closing of this offering. This offering is also not contingent upon the closing of the Common Stock Offering.

If we do not consummate the Transaction on or prior to the later of: (x) March 10, 2026 (as such date may be extended in accordance with the Merger Agreement to June 10, 2026) and (y) the date that is five business days after any later date to which we and RSC may agree to extend the “Expiration Date” in the Merger Agreement (the “Outside Date”) or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we must redeem all of the 20  notes, the 20  notes, the 20  notes, the 20  notes and the 20  notes (the 20  notes, the 20  notes, the 20  notes, the 20  notes and the 20  notes together, the “SMR Notes”), in each case, at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the notes. See “Description of Notes—Special Mandatory Redemption.” The 20  notes are not subject to the special mandatory redemption provision and will remain outstanding even if the Transaction is not consummated on or prior to the Outside Date, or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated (unless they are otherwise optionally redeemed pursuant to their terms).

Investing in the notes involves risks. See “Risk Factors” beginning on page S-23 of this prospectus supplement and page 5 of the accompanying prospectus.

	Public Offering Price(1)		Underwriting Discount		Proceeds, Before Expenses, to Us(1)
Per 20 note		%		%		%
Total for 20 notes	$		$		$
Per 20 note		%		%		%
Total for 20 notes	$		$		$
Per 20 note		%		%		%
Total for 20 notes	$		$		$
Per 20 note		%		%		%
Total for 20 notes	$		$		$
Per 20 note		%		%		%
Total for 20 notes	$		$		$
Per 20 note		%		%		%
Total for 20 notes	$		$		$
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), on or about     , 2025, which is the business day following the date of the pricing of the notes (such settlement cycle being referred to as “T+ ”). Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting.”

Joint Book Running Managers

BofA Securities	J.P. Morgan

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We and the underwriters have not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

S-i

Prospectus supplement

Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our business and financial condition. The second part is the accompanying prospectus dated May 5, 2023, which gives more general information about the securities we may offer from time to time, some of which does not apply to the notes we are currently offering. You should read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described in this prospectus supplement under the heading “Incorporation of Certain Documents by Reference.”

If the description of this offering or any terms of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in the accompanying prospectus or this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

When used in this prospectus supplement and the accompanying prospectus, the terms “Brown & Brown,” “we,” “our,” “us” and the “Company” refer to Brown & Brown, Inc. and its subsidiaries, unless otherwise indicated or the context suggests otherwise.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The information incorporated by reference is considered to be a part of this prospectus supplement, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 13, 2025;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on April 28, 2025;

•

The portions of our proxy statement for our 2025 annual meeting of shareholders filed with the SEC on March 24, 2025 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024;

•	Current Reports on Form 8-K filed with the SEC on January 22, 2025, February 25, 2025, May 12, 2025 and June 10, 2025; and

•

All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the termination of this offering (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act).

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s website at http://www.sec.gov. Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents by calling (386) 252-9601 or by making a written request to our General Counsel at:

Brown & Brown, Inc.

Attention: C. Robert Mathis, IV

Executive Vice President and Chief Legal Officer

300 North Beach Street

Daytona Beach, Florida 32114

Please note that information contained on our website, whether currently posted or posted in the future, is not a part of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

S-iv

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, as amended, throughout this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. You can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about potential future events. Although we believe the expectations expressed in the forward-looking statements included in this prospectus supplement and the accompanying prospectus and those reports, statements, information and announcements incorporated by reference into this prospectus supplement and the accompanying prospectus are based upon reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf. Important factors which could cause our actual results to differ, possibly materially from the forward-looking statements in this prospectus include, but are not limited to, the following items:

•

The risk that if the Transaction is not consummated on or prior to the Outside Date, or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we will be required to redeem certain notes offered hereby, and, as a result, holders of such notes may not obtain their expected return;

•	The risk that between the time of the issuance of the notes and the completion of the Transaction, the terms or conditions of the Merger Agreement may be modified or waived without noteholder consent;

•

Risks resulting from the fact that we are not obligated to place the net proceeds of this offering in escrow for the benefit of the noteholders prior to the consummation of the Transaction and, as a result, we may not be able to redeem certain notes upon a special mandatory redemption;

•	Risks with respect to the timing and completion of the Transaction;

•	The possibility that the anticipated benefits, including any anticipated cost savings and synergies, of the Transaction are not realized when expected or at all;

•

Risks related to the financing of the Transaction, including that financing the Transaction will result in an increase in our indebtedness and that we may not be able to secure the required financing in connection with the Transaction on acceptable terms, in a timely manner, or at all;

•

The unaudited pro forma condensed combined financial information reflecting the Transaction included in this prospectus supplement is based on assumptions and is subject to change based on various factors;

•	Risks relating to the financial information related to RSC presented and incorporated by reference in this prospectus supplement;

•	Risks related to RSC’s business, including underwriting risk in connection with certain captive insurance companies;

•	The financial information related to RSC and our combined business presented in this prospectus includes certain pro forma non-GAAP measures;

•	The risk that certain assumptions we have made relating to the Transaction prove to be materially inaccurate;

•	Risks relating to the fact that we have not identified any specific use of the net proceeds from the offering of the 20 notes in the event the Transaction does not close;

•	The inability to hire, retain and develop qualified employees, as well as the loss of any of our executive officers or other key employees;

S-v

•	A cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us;

•

Acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired businesses into our operations and expand into new markets;

•	Risks related to our international operations, which may result in additional risks or require more management time and expense than our domestic operations to achieve or maintain profitability;

•	The requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change;

•

The loss of or significant change to any of our insurance company or intermediary relationships, which could result in loss of capacity to write business, additional expense, loss of market share or material decrease in our commissions;

•	The effect of natural disasters on our profit-sharing contingent commissions, insurer capacity or claims expenses within our capitalized captive insurance facilities;

•	Adverse economic conditions, political conditions, outbreaks of war, disasters, or regulatory changes in states or countries where we have a concentration of our business;

•	The inability to maintain our culture or a significant change in management, management philosophy or our business strategy;

•	Fluctuations in our commission revenue as a result of factors outside of our control;

•	The effects of significant or sustained inflation or higher interest rates;

•	Claims expense resulting from the limited underwriting risk associated with our participation in capitalized captive insurance facilities;

•	Risks associated with our automobile and recreational vehicle finance and insurance dealer services (“F&I”) businesses;

•	Changes in, or the termination of, certain programs administered by the U.S. federal government from which we derive revenues;

•	The limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner;

•	Our reliance on vendors and other third parties to perform key functions of our business operations and provide services to our customers;

•	The significant control certain shareholders have;

•	Changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations;

•	Improper disclosure of confidential information;

•	Our ability to comply with non-U.S. laws, regulations and policies;

•	The potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity;

•	Uncertainty in our business practices and compensation arrangements with insurance carriers due to potential changes in regulations;

•

Regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third parties;

S-vi

•	Increasing scrutiny and changing laws and expectations from regulators, investors and customers with respect to our environmental, social and governance practices and disclosure;

•	A decrease in demand for liability insurance as a result of tort reform legislation;

•	Our failure to comply with any covenants contained in our debt agreements;

•	The possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities;

•	Fluctuations in foreign currency exchange rates;

•	A downgrade to our corporate credit rating, the credit ratings of our outstanding debt or other market speculation;

•	Changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition;

•	Changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate;

•

Disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets;

•	Conditions that result in reduced insurer capacity;

•	Quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production;

•	Intangible asset risk, including the possibility that our goodwill may become impaired in the future;

•	Changes in our accounting estimates and assumptions;

•	Future pandemics, epidemics or outbreaks of infectious diseases, and the resulting governmental and societal responses;

•	Other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings; and

•	Other factors that the Company may not have currently identified or quantified.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” section contained herein and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in the documents incorporated by reference in this prospectus supplement.

Assumptions as to any of the foregoing, and all statements, are not based upon historical fact, but rather reflect our current expectations concerning future results and events. Forward-looking statements that we make or that are made by others on our behalf are based upon a knowledge of our business and the environment in which we operate, but because of the factors listed above, among others, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements. All forward-looking statements made herein are made only as of the date of this filing, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

S-vii

SUMMARY

This summary does not contain all of the information you should consider before investing in the notes. To understand this offering fully, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

The Company

We are a diversified insurance agency, wholesale brokerage and insurance programs and service organization with origins dating from 1939 and are headquartered in Daytona Beach, Florida. We market and sell insurance products and services, primarily in the property, casualty and employee benefits areas. We provide our customers with quality, non-investment insurance contracts, as well as other targeted, customized risk management products and services. We primarily operate as an agent or broker and therefore, with limited exceptions, do not assume underwriting risks. Within The Wright Insurance Group, LLC, we operate a write-your-own flood insurance carrier, Wright National Flood Insurance Company (“WNFIC”). WNFIC’s underwriting business consists of policies written pursuant to the National Flood Insurance Program, the program administered by the Federal Emergency Management Agency (“FEMA”). We also sell excess flood policies which are fully reinsured, thereby substantially eliminating WNFIC’s exposure to underwriting risk, as these policies are backed by either FEMA or a reinsurance carrier with an AM Best Company rating of “A” or better. As an insurance intermediary, our principal sources of revenue are commissions paid by insurance companies and, to a lesser extent, fees paid directly by customers. Commission revenues generally represent a percentage of the premium paid by an insured and are affected by fluctuations in both premium rate levels charged by insurance companies and the insureds’ underlying “insurable exposure units,” which are units that insurance companies use to measure or express insurance exposed to risk (such as property values, sales or payroll levels) to determine what premium to charge the insured. Insurance companies establish these premium rates based upon many factors, including loss experience, risk profile and reinsurance rates paid by such insurance companies, none of which we control. We also participate in capitalized captive insurance facilities (the “Captives”) for the purpose of providing additional capacity to place coverage, deliver revenues and participate in underwriting results. We have traditionally participated in underwriting profits through profit-sharing contingent commissions. The Captives give us another way to continue to participate in underwriting results, while limiting exposure to underwriting claim costs. The Captives focus on property insurance for earthquake and wind exposed properties underwritten by certain of our managing general underwriters.

We may also receive from an insurance company a profit-sharing contingent commission, which is a supplemental commission based primarily on underwriting results. Fee revenues are generated by: (i) our Programs and Wholesale Brokerage segments, which earn fees primarily for the issuance of insurance policies on behalf of insurance carriers and (ii) our Retail segment in our large-account customer base, where we primarily earn fees for securing insurance for our customers, in our F&I businesses where we earn fees for assisting our customers with creating and selling warranty and service risk management programs and fees for Medicare Set-aside services, Social Security disability services and Medicare benefits advocacy services. The amount of our revenues from commissions and fees is a function of several factors, including continued new business production, retention of existing customers, acquisitions and fluctuations in insurance premium rates and insurable exposure units, which are units that insurance companies use to measure or express insurance exposed to risk (such as property values, sales and payroll levels) to determine what premium to charge the insured. Insurance companies establish these premium rates based upon many factors, including loss experience, risk profile and reinsurance rates paid by such insurance companies, none of which we control.

As of December 31, 2024, our activities were conducted in 315 domestic locations in 44 states, and 201 international locations in Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Hong Kong Special Administrative Region of the People’s Republic of China, Republic of Ireland, Italy, Malaysia, the Netherlands, Singapore, United Arab Emirates and the United Kingdom.

Recent Developments

Proposed Transaction

On June 10, 2025, we entered into the Merger Agreement, by and among RSC, the Company, Encore Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Kelso RSC (Investor), L.P., a Delaware limited partnership, solely in its capacity as the equityholder representative, pursuant to which the Company, through the consummation of the Merger described below, will acquire RSC for an aggregate purchase price of $9.825 billion, payable at the closing of the Merger (the “Closing”), subject to certain customary post-closing adjustments as set forth in the Merger Agreement (the “Transaction”). After adjustments pursuant to the Merger Agreement, the net merger consideration payable at Closing is expected to be approximately $9.4 billion, comprised of approximately $8.1 billion in cash and approximately $1.3 billion in shares of our common stock, par value $0.10 per share (our “common stock”). The number of shares of our common stock to be received as merger consideration will be determined using the $110.57 per share closing price of our common stock on June 6, 2025. A portion of the merger consideration will be held in escrow pursuant to certain indemnification arrangements as described below.

RSC is the holding company for Accession, a North American insurance distribution platform with a family of specialty insurance and risk management companies, including the Risk Strategies and One80 Intermediaries brands. RSC’s revenues were $430.6 million and $1.6 billion for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively. RSC’s pro forma adjusted EBITDA and pro forma adjusted EBITDA margin were $600 million and 35%, respectively, for the year ended December 31, 2024. As shown in the section titled “Selected Financial Data” in the reconciliation of RSC’s 2024 pro forma adjusted EBITDA and pro forma adjusted EBITDA margin to its 2024 total revenues, the Company’s management applied certain adjustments to RSC’s financial information to calculate RSC’s pro forma adjusted EBITDA and pro forma adjusted EBITDA margin, including with respect to compensation expense and profit-sharing contingent commission items. See also “Risk Factors—The financial information related to RSC presented in this prospectus includes certain pro forma non-GAAP measures. Investors are cautioned not to place undue reliance on such information.” In connection with the closing of the Transaction, we will combine our Programs and Wholesale Brokerage segments into a new Specialty Distribution segment.

Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, at the Closing, Merger Sub will merge with and into RSC, following which the separate existence of Merger Sub will cease (the “Merger”). RSC will continue its existence as the surviving corporation of the Merger as a wholly owned subsidiary of the Company.

The Merger Agreement contains representations, warranties, covenants and indemnities related to the Transaction that are customary for a transaction of this nature. The completion of the Transaction is subject to and dependent upon customary closing conditions, including the receipt of applicable regulatory approvals. The parties previously submitted filings in respect of the Transaction under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the waiting period for such filings has already expired. The Merger Agreement includes customary termination provisions for the parties, including if, subject to certain exceptions: (a) the Closing has not occurred on or prior to the Expiration Date (as defined in the Merger Agreement) and (b) the other party has breached its representations, warranties or covenants in the Merger

Agreement and such breach would cause certain conditions in the Merger Agreement not to be satisfied, subject to certain negotiated cure periods. The Company’s obligations under the Merger Agreement are not conditioned on the completion of this offering, the Common Stock Offering or the receipt of any specific financing for the Transaction.

This offering is not conditioned on the closing of the Transaction or the Common Stock Offering, and there can be no assurance that either the Common Stock Offering or the Transaction will be completed. See “Risk Factors—The Transaction may not be completed within the expected timeframe, or at all, and the pendency of the Transaction could adversely affect our business, financial condition, results of operations and cash flows.”

If we do not consummate the Transaction on or prior to the Outside Date, or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then in either case, we must redeem all of the SMR Notes at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. The 20  notes are not subject to the special mandatory redemption. See “Description of Notes—Special Mandatory Redemption.”

This offering is intended to be part of the financing for the Transaction, together with any cash raised in the Common Stock Offering and cash on hand. However, the closing of this offering is not contingent upon the consummation of the Transaction, which, if completed, will occur after the closing of this offering. The Transaction is expected to close in the third quarter of 2025, subject to receipt of required regulatory approvals. There can be no assurance that we will be able to consummate the Transaction on a timely basis or at all. See “Risk Factors.”

Indemnification Arrangement

One of RSC’s subsidiaries, Oxford Risk Management Group LLC (“Oxford”), has historically operated a captive management insurance program that provides, through the use of segregated cells, commercial and traditional captive risk management strategies to clients. Under this captive program, Oxford had facilitated the issuance of financial guarantee and final judgment preservation policies for segregated captive cells (the “FG Policies”). Oxford no longer facilitates the issuance of such policies.

In 2024, Oxford restructured the domicile of certain of the FG Policies by moving policies from existing combined Tennessee and North Carolina captive cells to a newly-formed, Bermuda special purpose insurer (the “Restructuring”). Following the Restructuring, certain of the owners of the FG Policies filed derivative suits against Oxford, alleging that Oxford had engaged in deceptive practices, misrepresentation, and bad faith in executing the Restructuring by moving the FG Policies to the Bermuda special purpose insurer, which had $200 million of coverage capacity, which was less than the total capacity of the combined Oxford captive cell structure, alleged by the plaintiffs to exceed more than $1 billion. The plaintiffs further alleged that Oxford did not secure the required approvals from either North Carolina or Tennessee regulators prior to the Restructuring. In connection with Oxford’s submission of change of captive plan operations materials to the North Carolina regulators with respect to the Restructuring, the North Carolina Department of Insurance notified Oxford in April 2025 that it is requiring Oxford to unwind the Restructuring, though no such unwinding has yet occurred.

Pursuant to the Merger Agreement, an aggregate of $750 million of merger consideration—consisting of cash and shares of our common stock—will be placed in escrow (the “Indemnity Escrow Fund”) to secure the indemnification obligations of the equityholders with respect to specified liabilities (the “Special Indemnified Matters”) related to the FG Policies and the unwinding of the Restructuring. Specifically, these Special Indemnified Matters include liabilities arising out of or relating to the Restructuring, litigation relating to the foregoing, costs and liabilities associated with the run-off and administration of the FG Policies, and related financing, tax and mitigation costs. With respect to indemnification claims arising from the FG Policies or related litigation, payments will first be made from a separate capital pool maintained by the Oxford pool related specifically to the FG Policies (to the extent available), followed by payment from the Indemnity Escrow Fund. The Indemnity Escrow Fund will remain in place until the later of: (i) a determination by the FG Committee (as defined in the Merger Agreement) that no further obligations remain under the FG Policies and (ii) a determination by the FG Committee that no reserves are required for pending or reasonably anticipated Special Indemnified Matters. Once all claims related to the FG Policies and the Restructuring are resolved, any amounts remaining in the Indemnity Escrow Fund will be disbursed to the equityholders of RSC in proportion to the initial contribution to the Indemnity Escrow Fund.

Bridge Loan Facility

In connection with the Transaction, we also entered into a commitment letter (the “Bridge Commitment Letter”) with Bank of America, N.A., BofA Securities, Inc. and JPMorgan Chase Bank, N.A. (the “Bridge Lenders”). The Bridge Commitment Letter provides for a commitment by certain Bridge Lenders to provide up to $9.4 billion of loans under a 364-day senior unsecured bridge term loan facility (the “Bridge Loan Facility”) to fund a portion of the consideration for the Transaction and to pay related fees and expenses. Commitments under the Bridge Commitment Letter will be permanently reduced by, among other things, net cash proceeds of certain equity issuances, debt incurrences, asset sales and the committed amounts of any term loan facility or new or amended revolving credit facility. The commitments of the underwriters or their respective affiliates with respect to the Bridge Loan Facility will be reduced on a dollar-for-dollar basis by the gross proceeds from the notes. See “Underwriting.”

Common Stock Offering

Concurrently with this offering, we have also made a public offering (the “Common Stock Offering”) of $4,000 million in shares of our common stock. We have granted the underwriters of the Common Stock Offering a 30-day option to purchase up to an additional $400 million in shares of our common stock. The closing of this offering is not conditioned upon the closing of the Common Stock Offering, and the closing of the Common Stock Offering is not conditioned upon the closing of this offering. It is possible that this offering occurs and the Common Stock Offering does not occur, and vice versa. The closing of the Transaction is also not conditioned upon the closing of the Common Stock Offering. We cannot assure you that the Common Stock Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy our common stock. Certain of the underwriters of this offering are also underwriters in the Common Stock Offering.

Corporate Information

Our principal executive offices are located at 300 North Beach Street, Daytona Beach, Florida 32114. Our telephone number is (386) 252-9601. Our website is https:// www.bbrown.com/us/. Please note that information contained on our website, whether currently posted or posted in the future, is not a part of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

The Offering

The following summary contains basic information about this offering. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the notes, see “Description of Notes” in this prospectus supplement.

Issuer	Brown & Brown, Inc.

Notes Offered	$ aggregate principal amount of notes, consisting of:

•	$ aggregate principal amount of 20 notes;

•	$ aggregate principal amount of 20 notes;

•	$ aggregate principal amount of 20 notes;

•	$ aggregate principal amount of 20 notes;

•	$ aggregate principal amount of 20 notes; and

•	$ aggregate principal amount of 20 notes.

Maturity	Unless earlier redeemed or repurchased by us:

•	the 20 notes will mature on , 20 ;

•	the 20 notes will mature on , 20 ;

•	the 20 notes will mature on , 20 ;

•	the 20 notes will mature on , 20 ;

•	the 20 notes will mature on , 20 ; and

•	the 20 notes will mature on , 20 .

Interest Rate and Interest Payment Dates

•	% per year on the principal amount of the 20 notes;

•	% per year on the principal amount of the 20 notes;

•	% per year on the principal amount of the 20 notes;

•	% per year on the principal amount of the 20 notes;

•	% per year on the principal amount of the 20 notes; and

•	% per year on the principal amount of the 20 notes.

Interest on the notes is payable semi-annually in arrears on and of each year, commencing on , 20 .

Interest on the notes will accrue from , 2025.

Ranking	The notes will be senior unsecured obligations of Brown & Brown, Inc. and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding.

As of March 31, 2025, we had $3,806 million of outstanding senior unsecured indebtedness for borrowed money, and our subsidiaries had no indebtedness for borrowed money outstanding.

Special Mandatory Redemption	If we do not consummate the Transaction on or prior to the Outside Date, or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we must redeem all of the SMR Notes at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest to, but not including, the special mandatory redemption date. The 20 notes will not be subject to the special mandatory redemption. See “Description of Notes—Special Mandatory Redemption.”

Optional Redemption	We may, at our option, redeem the notes of any series, in whole or in part at any time and from time to time, before their maturity at the redemption prices described under “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon a Change of Control Triggering Event (as defined under “Description of Notes—Certain Covenants—Purchase of Notes Upon a Change of Control Triggering Event”), we will be required to make an offer to each holder of notes to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes repurchased, plus any accrued and unpaid interest to the date of repurchase.

Covenants	The notes and the indenture (as defined in this prospectus supplement) governing the notes contain certain covenants applicable to us. See “Description of Notes—Certain Covenants.”

Additional Notes	We may, without the consent of the noteholders, issue additional notes of any series having the same ranking and the same interest rate, maturity and other terms (other than the issue date and public offering price) as the notes of the applicable series offered by this prospectus supplement; provided, however, such additional notes must be fungible with the notes of the applicable series offered by this prospectus supplement for U.S. federal income tax purposes. Any such additional notes will be a part of the series of the previously issued notes having the same terms.

Sinking Fund	None.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $    million, after deducting underwriting discounts and our estimated offering expenses. We intend to use the net proceeds from this offering, together with any net proceeds from the Common Stock Offering and cash on hand, to fund the cash consideration payable under the Merger Agreement, and to pay fees and expenses associated with the foregoing. The closing of this offering is not contingent on the consummation of the Transaction. If we do not consummate the Transaction on or prior to the Outside Date or, if prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we will be required to redeem the SMR Notes at a special mandatory redemption price (as defined in this prospectus supplement) equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.”

If we do not consummate the Transaction on or prior to the Outside Date or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we expect to use the net proceeds from the sale of the 20 notes for general corporate purposes.

Listing	We do not intend to list the notes on any securities exchange. The notes will be new securities for which there are currently no public markets.

Governing Law	The notes and the indenture governing the notes will be governed by the laws of the State of New York.

Trustee	U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association).

Risk Factors	Investing in the notes involves risk. See “Risk Factors” beginning on page S-23 of this prospectus supplement and page 5 of the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the notes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 10, 2025, the Company entered into the Merger Agreement, pursuant to which the Company, through the consummation of certain transactions, including the Merger, will acquire RSC for an aggregate purchase price of approximately: (i) $8,525 million in cash and (ii) shares of our common stock, with a value of approximately $1,300 million (based on the trading price of our common stock at the close of business on June 6, 2025), issuable to certain stockholders of RSC (the “Equity Consideration”). A portion of the merger consideration will be held in escrow as described in Note 4 to this unaudited pro forma condensed combined financial information. RSC is the holding company for Accession, a North American insurance distribution platform with a family of specialty insurance and risk management companies, including the Risk Strategies and One80 Intermediaries brands.

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, at the Closing, Merger Sub will merge with and into RSC, following which the separate existence of Merger Sub will cease. RSC will continue its existence as the surviving corporation of the Merger as a wholly owned subsidiary of the Company.

The Company plans to fund the purchase price with a combination of: (i) net proceeds from this offering; (ii) net proceeds from the Common Stock Offering, and (iii) the Equity Consideration (together, the “Acquisition Financing”), described further in Note 3 to this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information set forth below has been prepared in accordance with Article 11 of Regulation S-X, as amended, and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. For purposes of this section, “RSC” refers to RSC and its consolidated subsidiaries.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with:

•

Audited consolidated financial statements and accompanying notes of the Company as of and for the year ended December 31, 2024 (as contained in its Annual Report on Form 10-K filed with the SEC on February 13, 2025);

•

Unaudited condensed consolidated financial statements and accompanying notes of the Company as of and for the three months ended March 31, 2025 (as contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on April 28, 2025); and

•

Audited consolidated financial statements and accompanying notes of RSC Topco, Inc. and Subsidiaries as of and for the year ended December 31, 2024 and unaudited condensed consolidated financial statements and accompanying notes of RSC Topco, Inc. and Subsidiaries as of and for the three months ended March 31, 2025 (as contained in Exhibits 99.3 and 99.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2025).

The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of RSC, as adjusted to give effect to the Transaction and the Acquisition Financing (collectively, the “Transactions”). The unaudited pro forma condensed combined balance sheet as of March 31, 2025 gives effect to the Transactions as if they occurred or had become effective on March 31, 2025. The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2025, and for the year ended December 31, 2024, give effect to the Transactions as if they occurred or had become effective on January 1, 2024. Further information about this basis of presentation is provided in Note 1 to this unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared by using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has been treated as the acquirer in the Transaction for accounting purposes in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transactions been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined company.

Provisional estimates of fair value of RSC’s assets acquired and liabilities assumed will be subsequently reviewed and finalized within the first year of operations subsequent to the acquisition date to determine the necessity for adjustments. Fair value adjustments, if any, are most common to the values established for amortizable intangible assets, with the offset to goodwill, net of any income tax effect. Independent third-party valuation specialists were used to assist in determining the fair value of assets acquired and liabilities assumed for the Transaction. As of this filing, the specialists have not completed their analysis; and thus, these fair value estimates are provisional. These provisional fair value estimates will be subsequently reviewed and adjusted based on the results of this valuation.

As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position. See “Risk Factors—The unaudited pro forma condensed combined financial information reflecting the Transaction included in this prospectus supplement is based on assumptions and is subject to change based on various factors” for further information.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Transactions or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2025

(in millions)	Brown & Brown Historical	RSC Adjusted Historical (Note 2)	Acquisition Financing Adjustments	Note 3		Other Transaction Accounting Adjustments	Note 4		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$669	$171	$7,890	(a)(b)		$(7,857)	(a)		$873
Fiduciary cash	1,771	561	—			—			2,332
Commission, fees and other receivables	1,083	460	—			—			1,543
Fiduciary receivables	1,136	292	—			—			1,428
Reinsurance recoverable	447	262	—			—			709
Prepaid reinsurance premiums	480	361	—			—			841
Other current assets	331	142	—			—			473

Total current assets	5,917	2,249	7,890			(7,857)			8,199
Fixed assets, net	327	47	—			—			374
Operating lease assets	197	76	—			—			273
Goodwill	8,111	3,523	—			3,144	(f	)	14,778
Amortizable intangible assets, net	1,821	1,277	—			1,768	(b	)	4,866
Other assets	387	53	—			—			440

Total assets	$16,760	$7,225	$7,890			$(2,945)			$28,930

LIABILITIES AND EQUITY
Current Liabilities:
Fiduciary liabilities	$2,907	$887	$—			$—			$3,794
Losses and loss adjustment reserve	462	275	—			—			737
Unearned premiums	542	383	—			—			925
Accounts payable	481	365	—			50	(k	)	896
Accrued expenses and other liabilities	463	311	—			65	(c	)	839
Current portion of long-term debt	75	67	—			(67)	(e	)	75

Total current liabilities	4,930	2,288	—			48			7,266
Long-term debt less unamortized discount and debt issuance costs	3,731	4,574	3,965	(b	)	(4,574)	(e	)	7,696
Operating lease liabilities	186	60	—			—			246
Deferred income taxes, net	701	34	—			117	(d	)	852
Other liabilities	371	233	—			750	(a	)	1,354
Equity:
Redeemable Preferred Stock	—	363	—			(363)	(e	)	—
Common stock	31	16	4	(a	)	(15)	(a	)(e)	36
Additional paid-in capital	1,107	953	3,921	(a	)	(154)	(a	)(e)	5,827
Treasury stock	(748)	—	—			—			(748)
Accumulated other comprehensive income	15	(10)	—			10	(e	)	15
Non-controlling interests	20	—	—			—			20
Retained earnings	6,416	(1,286)	—			1,236	(e	)(k)	6,366

Total equity and mezzanine equity	6,841	36	3,925			714			11,516

Total liabilities and equity	$16,760	$7,225	$7,890			$(2,945)			$28,930

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended March 31, 2025

(in millions, except per share data)	Brown & Brown Historical	RSC Adjusted Historical (Note 2)	Acquisition Financing Adjustments	Note 3		Other Transaction Accounting Adjustments	Note 4		Pro Forma Combined
REVENUES
Commissions and fees	$1,385	$414	$—			$—			$1,799
Investment and other income	19	8	—			—			27

Total revenues	1,404	422	—			—			1,826
EXPENSES
Employee compensation and benefits	683	229	—			—			912
Other operating expenses	186	79	—			—			265
Loss on disposal	2	—	—			—			2
Amortization	53	37	—			16	(g	)(h)	106
Depreciation	11	3	—			—			14
Interest	46	111	58	(c	)	(111)	(h	)	104
Change in estimated acquisition earn-out payables	(4)	17	—			—			13

Total expenses	977	476	58			(95)			1,416

Income (loss) before income taxes	427	(54)	(58)			95			410
Income taxes	93	43	(14)	(d	)	(33)	(i	)(j)	89

Net income (loss) before non-controlling interests	334	(97)	(44)			128			321
Less: Net income attributable to non-controlling interests	3	—	—			—			3

Net income (loss) attributable to the Company	$331	$(97)	$(44)			$128			$318

Net income per share:
Basic	$1.16								$0.98

Diluted	$1.15								$0.96

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Twelve Months Ended December 31, 2024

(in millions, except per share data)	Brown & Brown Historical	RSC Adjusted Historical (Note 2)	Acquisition Financing Adjustments	Note 3		Other Transaction Accounting Adjustments	Note 4		Pro Forma Combined
REVENUES
Commissions and fees	$4,705	$1,599	$—			$—			$6,304
Investment and other income	100	37	—			—			137

Total revenues	4,805	1,636	—			—			6,441
EXPENSES
Employee compensation and benefits	2,406	849	—			—			3,255
Other operating expenses	710	311	—			50	(k	)	1,071
Gain on disposal	(31)	—	—			—			(31)
Amortization	178	143	—			67	(g	)(h)	388
Depreciation	44	21	—			—			65
Interest	193	474	233	(c	)	(474)	(h	)	426
Change in estimated acquisition earn-out payables	2	188	—			—			190

Total expenses	3,502	1,986	233			(357)			5,364

Income (loss) before income taxes	1,303	(350)	(233)			357			1,077
Income taxes	301	18	(56)	(d	)	(11)	(i	)(j)	252

Net income (loss) before non-controlling interests	1,002	(368)	(177)			368			825
Less: Net income attributable to non-controlling interests	9	—	—			—			9

Net income (loss) attributable to the Company	$993	$(368)	$(177)			$368			$816

Net income per share:
Basic	$3.48								$2.51

Diluted	$3.46								$2.47

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in connection with the Company’s acquisition of RSC.

The unaudited pro forma condensed combined financial information and related notes were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of RSC, as adjusted to give effect to the pro forma adjustments described below.

The pro forma adjustments to the unaudited pro forma condensed combined statements of income have been prepared as if the Transaction occurred on January 1, 2024. The pro forma adjustments to the unaudited pro forma condensed combined balance sheet have been prepared as if the Transaction occurred on March 31, 2025. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements in accordance with Article 11 of Regulation S-X as amended. The pro forma adjustments are based on currently available information and certain estimates and assumptions; and therefore, the actual effect of the Transactions may materially differ from the pro forma adjustments.

The historical consolidated financial statements of the Company and RSC were prepared in accordance with U.S. GAAP.

The audited consolidated financial statements and accompanying notes of RSC as of and for the year ended December 31, 2024, and the unaudited condensed consolidated financial statements and accompanying notes of RSC as of and for the three months ended March 31, 2025, are attached as Exhibits 99.3 and 99.4 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2025.

The accompanying unaudited pro forma condensed combined financial information and related notes were prepared using the acquisition method of accounting in accordance with ASC 805, with the Company considered the accounting acquirer of RSC. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired (including intangible assets) and liabilities assumed based upon management’s preliminary estimate of their fair values as of March 31, 2025. The excess of the purchase price consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to adjustment based on a final determination of fair value. The estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the Closing.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. Management has included certain reclassification and policy alignment adjustments for consistency in presentation as indicated in the subsequent notes (see Note 2 for further details). The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Transaction been completed as of the dates presented. This information should not be construed as representative of the future consolidated results of operations or financial condition of the combined company.

Note 2. Reclassification Adjustments

Certain balances were reclassified from RSC’s historical consolidated financial statements to conform the presentation with that of the Company. These reclassifications are based on management’s preliminary analysis and have no effect on separately reported net assets, equity or net income attributed to stockholders of RSC.

When the Company completes its detailed review of RSC’s chart of accounts and accounting policies, additional reclassification adjustments could be identified that, when conformed, could have a material impact on the combined company’s financial information. Refer to the table below for a summary of the reclassification adjustments made to RSC’s unaudited condensed consolidated balance sheet as of March 31, 2025, to conform its presentation to that of the Company.

(in millions)		As of March 31, 2025
Brown & Brown Presentation	RSC Presentation	RSC Unadjusted Historical	Reclassification Adjustments	Note		RSC Adjusted Historical
Cash and cash equivalents	Cash and cash equivalents	$171				$171
Fiduciary cash	Restricted Cash	561				561
Commission, fees and other receivables	Premiums, commissions and fees receivable, net	752	(292)	(a	)	460
Fiduciary receivables		—	292	(a	)	292
Reinsurance recoverable	Reinsurance recoverables	262	—			262
Prepaid reinsurance premiums	Deferred reinsurance premiums ceded	361	—			361
Other current assets	Prepaid expenses and other current assets	142	—			142
Fixed assets, net	Property and equipment, net	47	—			47
Operating lease assets		—	76	(b	)	76
Goodwill	Goodwill	3,523	—			3,523
Amortizable intangible assets, net	Intangible assets, net	1,277	—			1,277
Other assets	Other long-term assets	129	(76)	(b	)	53

Total assets	Total assets	$7,225	$—			$7,225

Fiduciary liabilities	Premiums payable	887	—			887
Losses and loss adjustment reserve	Loss and loss adjustment expense reserves	275	—			275
Unearned premiums	Unearned premiums	383	—			383
Accounts payable	Accounts payable and accrued expenses	154	211	(c)		365
	Ceded premiums payable	145	(145)	(c)		—
	Current portion of purchase agreement obligations	154	(154)	(c)		—
Accrued expenses and other liabilities	Other liabilities	223	88	(c)		311
Current portion of long-term debt	Current portion of long-term debt	67	—			67
Long-term debt less unamortized discount and debt issuance costs	Long-term debt, net of debt discount and issuance costs	4,574	—			4,574
Operating lease liabilities		—	60	(d)		60
Deferred income taxes, net		—	34	(d)		34
Other liabilities	Other long-term liabilities	73	160	(d)		233
	Purchase agreement obligation	254	(254)	(d)		—

Total liabilities		7,189	—			7,189

(in millions)		As of March 31, 2025
Brown & Brown Presentation	RSC Presentation	RSC Unadjusted Historical	Reclassification Adjustments	Note	RSC Adjusted Historical
	Redeemable Preferred Stock	363	—		363
Common stock	Common stock	16	—		16
Additional paid-in capital	Additional paid-in capital	953	—		953
Treasury stock		—	—		—
Accumulated other comprehensive income	Accumulated other comprehensive loss	(10)	—		(10)
Non-controlling interests		—	—		—
Retained earnings	Accumulated deficit	(1,286)	—		(1,286)

Total equity	Total shareholders’ equity	(327)	—		(327)

Total liabilities and equity	Total liabilities, mezzanine equity and shareholders’ equity	$7,225	$—		$7,225

(a)	Represents the reclassification of a portion of RSC’s Premiums, commissions and fees receivable, net to Fiduciary receivables.
(b)	Represents reclassification of a portion of RSC’s Other long-term assets to Operating lease assets.
(c)

Represents reclassification of a portion of RSC’s Accounts payable and accrued expenses to Accrued expenses and other liabilities and reclassification of RSC’s Ceded premiums payable and Current portion of purchase agreement obligation to Accounts payable.

(d)

Represents reclassification of a portion of RSC’s Other long-term liabilities to Operating lease liabilities and Deferred income taxes, net and reclassification of RSC’s Purchase agreement obligation to Other liabilities.

Refer to the tables below for a summary of the reclassification adjustments made to RSC’s unaudited condensed consolidated statements of income for the three months ended March 31, 2025, and for the year ended December 31, 2024, to conform its presentation to that of the Company.

(in millions)		For the Three Months Ended March 31, 2025
Brown & Brown Presentation	RSC Presentation	RSC Unadjusted Historical		Reclassification Adjustments	Note		RSC Adjusted Historical
Commissions and fees	Commissions	$338		$76	(a)(b)		$414
	Fees	63		(63)	(a)		—
	Contingency and profit share	24		(24)	(a)		—
	Insurance revenue	5		(5)	(a)		—
Investment and other income
		—		8	(c)		8

Total revenues	Total revenues	430		(8)			422
Employee compensation and benefits	Commissions, employee compensation, and benefits	245		(16)	(b)		229
Other operating expenses	Professional services	34		45	(d)		79
	Other expenses	45		(45)	(d)		—
Loss on disposal		—		—			—
Amortization	Depreciation and amortization	40		(3)	(e)		37
Depreciation		—		3	(e)		3
Interest		—		111	(f)		111
Change in estimated acquisition earn-out payables	Change in fair value of deferred purchase consideration	17		—			17

Total expenses	Total expenses	38	1	95			476

	Interest income	5		(5)	(c	)	—
	Other income, net	3		(3)	(c	)	—
	Interest expense	111		(111)	(f	)	—

Income before income taxes	Loss before income taxes	(54)		—			(54)
Income taxes	Income tax expense	43		—			43

Net income before non-controlling interests	Net loss	(97)		—			(97)
Less: Net income attributable to non-controlling interests		—		—			—

Net income attributable to the Company	Net loss	$(97)		$—			$(97)

(a)	Represents reclassification of RSC’s Commissions, Fees, Contingency and profit share and Insurance revenue to Commissions and fees.
(b)	Represents reclassification of $16 million of third-party broker commission expense to Commission and fees.
(c)	Represents reclassification of RSC’s Interest income and Other income, net to Investment and other income.
(d)	Represents reclassification of RSC’s Professional services and Other expenses to Other operating expenses.

(e)	Represents reclassification of RSC’s Depreciation and amortization to separately present Depreciation and Amortization.
(f)	Represents reclassification of RSC’s Interest expense to Interest.

(in millions)		For the Year Ended December 31, 2024
Brown & Brown Presentation	RSC Presentation	RSC Unadjusted Historical	Reclassification Adjustments	Note		RSC Adjusted Historical
Commissions and fees	Commissions	$1,296	$303	(a	)(b)	$1,599
	Fees	245	(245)	(a	)	—
	Contingency and profit-share	87	(87)	(a	)	—
	Insurance revenue	13	(13)	(a	)	—
Investment and other income		—	37	(c	)	37

Total revenues	Total revenues	1,641	(5)			1,636
Employee compensation and benefits	Commissions, employee compensation, and benefits	891	(42)	(b	)	849
Other operating expenses	Professional services	134	177	(d	)	311
	Other expenses	174	(174)	(d	)	—
Loss on disposal		—	—			—
Amortization	Depreciation and amortization	164	(21)	(e)		143
Depreciation		—	21	(e)		21
Interest		—	474	(f)		474
Change in estimated acquisition earn-out payables	Change in fair value of deferred purchase consideration	188	—			188

Total expenses	Total expenses	1,551	435			1,986

	Interest income	18	(18)	(c)		—
	Other income, net	19	(19)	(c)		—
	Loss on extinguishment of long-term debt	3	(3)	(d)		—
	Interest expense	474	(474)	(f)		—

Income before income taxes	Loss before income taxes	(350)	—			(350)
Income taxes	Income tax expense	18	—			18

Net income before non-controlling interests	Net loss	(368)	—			(368)
Less: Net income attributable to non-controlling interests		—	—			—

Net income attributable to the Company	Net loss	$(368)	$—			$(368)

(a)	Represents reclassification of RSC’s Commissions, Fees, Contingency and profit share and Insurance revenue to Commissions and fees.
(b)	Represents reclassification of $42 million of third-party broker commission expense to Commission and fees.
(c)	Represents reclassification of RSC’s Interest income and Other income, net to Investment and other income.
(d)	Represents reclassification of RSC’s Professional services, Other expenses and Loss on extinguishment of long-term debt to Other operating expenses.
(e)	Represents reclassification of RSC’s Depreciation and amortization to separately present Depreciation and Amortization.
(f)	Represents reclassification of RSC’s Interest expense to Interest.

Note 3. Acquisition Financing Adjustments

The Company signed an agreement on June 10, 2025 to acquire RSC. To finance the cash consideration for the planned Transaction, the Company expects to:

(a) close on an offering of its common stock, whereby approximately 36 million shares of common stock are expected to be issued for net proceeds of $3,925 million, after underwriting discounts and other expenses related to the offering.

(b) close a debt offering of $4,000 million aggregate principal amount of senior notes with an estimated weighted average interest rate of 5.75% (the “Notes”).

The impacts from the above described offerings (the “Offerings”) to the pro forma condensed combined balance sheet are expected to be as follows:

(a) Reflects the cash proceeds of $3,925 million, net of issuance costs and underwriting discounts related to the offering of common stock.

(b) Reflects the cash proceeds, net of issuance costs and underwriting discounts, of $3,965 related to issuance of the Notes. The Notes are expected to be issued at a principal amount of $4,000 million with issuance costs and underwriting discounts of approximately $35 million that will be amortized over the life of the Notes.

The impacts from the Offerings to the pro forma condensed combined statements of income are expected to be as follows:

(c) Reflects the pro forma interest expense and amortized issuance costs and discounts adjustment for the three months ended March 31, 2025, and for the year ended December 31, 2024, calculated as follows:

(in millions)	Amount

Notes Principal	$4,000
Annual weighted average interest rate	5.75%
Annual interest on Notes	$230
Total estimated Notes issuance costs and underwriting discount	$35
Notes term (years)	12.5
Annual amortized debt issuance cost and discount	$3
Pro forma interest and amortization expense for 3 months ended March 31, 2025	$58
Pro forma interest and amortization expense for the year-ended December 31, 2024	$233

(d) Reflects the U.S. income tax benefit of the interest expense related to the Acquisition Financing using an estimated blended U.S. federal and state income tax rate of 24%. The adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates; the effective tax rate herein will vary, potentially materially, from the estimated effective rate in periods subsequent to the Transaction.

Note 4. Other Transaction Accounting Adjustments

Under the terms of the Merger Agreement, the Company expects to acquire RSC for total gross consideration of $9,825 million. The debt and equity transactions to raise the cash necessary to finance the Transaction are discussed in Note 3. The Company is not expected to assume any outstanding borrowings of RSC.

18

The following table summarizes the sources of estimated purchase consideration and the estimated fair values of the identifiable tangible and intangible assets acquired and liabilities assumed as if the Transaction occurred on March 31, 2025:

(in millions)
Cash paid	$7,857
Common stock issued	800
Escrow holdback liability	750

Total consideration	9,407
Allocation of purchase price:
Cash and equivalents	171
Fiduciary cash	561
Commission, fees and other receivables	460
Fiduciary receivables	292
Reinsurance recoverable	262
Prepaid reinsurance premiums	361
Other current assets	142
Fixed assets	47
Operating lease assets	76
Goodwill	6,667
Amortizable intangible assets, net	3,045
Other assets	53

Total assets acquired	12,137
Fiduciary liabilities	(887)
Losses and loss adjustment reserve	(275)
Unearned premiums	(383)
Accounts payable	(365)
Accrued expenses and other liabilities	(376)
Operating lease liabilities	(60)
Deferred income taxes, net	(151)
Other liabilities	(233)

Total liabilities assumed	(2,730)

Net assets acquired	$9,407

The preliminary estimates are based on the data available to the Company and may change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired may have a corresponding impact on the amount of goodwill. The goodwill amount represents the total purchase consideration less the preliminary fair value of net assets acquired. When the Company completes its detailed review of RSC’s accounting policies, additional reclassifications could be identified that could have a material impact on the combined Company’s financial information.

The impacts to the pro forma condensed combined balance sheet from the Transaction are expected to be as follows:

(in millions)	Amount
Consideration (a):
Cash	$7,857
Common stock issued	800
Escrow holdback liability	750
Fair value step up of identifiable intangibles (b)	(1,768)
Assumed liabilities (c)	65
Deferred tax adjustment (d)	117
Elimination of historical RSC debt (e)	(4,641)
Elimination of historical RSC equity (e)	(36)

Total adjustments to goodwill (f)	3,144
Historical RSC goodwill	3,523

Total goodwill from Transaction	$6,667

(a) Reflects consideration for the Transaction including cash of $7,857, the value of approximately 7 million shares of common stock of the Company to be issued to the selling stockholders totaling $800 million and an escrow holdback liability of $750 million. The escrow holdback liability relates to amounts placed in escrow to cover potential costs and runoff claims related to certain discontinued operations, and includes $250 million of cash and $500 million in shares of common stock of the Company.

(b) Reflects the impact of fair value step up of acquired trade names and purchased customer accounts, as compared to the carrying value of RSC’s intangible assets as of March 31, 2025. The estimated fair value of acquired trade names and purchased customer accounts is estimated at $45 million and $3,000 million, respectively.

(c) Reflects adjustments to record transaction-related assumed liabilities.

(d) Reflects adjustments to deferred tax balances for the impact of purchase price adjustments as follows:

(in millions)	Amount
Deferred tax liability for fair value of intangible assets acquired	$(442)
Write off RSC’s existing balance related to historical goodwill	56
Write off RSC’s historical valuation allowance	269
Net increase in deferred tax liabilities	$(117)

(e) Reflects adjustments to write off RSC’s historical equity and repay outstanding corporate borrowings, which is expected to occur as part of the Transaction.

(f) Reflects the net impact of the consideration and transaction accounting adjustments noted above.

The impacts to the pro forma condensed combined statements of income from the Transaction are expected to be as follows:

(g) Reflects adjustments to intangible amortization expense based on the fair values and estimated useful life below.

The amount of amortization expense recognized following the Closing may differ significantly based upon the final fair value assigned. A 10% change in the valuation of the intangible assets acquired would result in a corresponding increase or decrease in the pro forma amortization expense of approximately $5 million and $21 million for the three months ended March 31, 2025, and the twelve months ended December 31, 2024, respectively.

(in millions)	Purchased Customer Accounts	Trade Names	Total
Intangible fair value	$3,000	$45	$3,045
Estimated useful life	15.0	4.5
Annual straight line amortization expense	$200	$10	$210
Three months straight line amortization expense	$50	$3	$53

(h) Reflects the adjustment for the reversal of RSC’s historical amortization expense on intangible assets and interest related to debt, which is written off in (e) above and is not expected to legally convey as part of the Transaction.

(i) Reflects the U.S. income tax expense of the Transaction’s pro forma adjustments using an estimated blended U.S. federal and state income tax rate of 24%. The adjustments contained in the unaudited pro forma condensed combined financial information are based on estimates; the effective tax rate for the combined company will likely vary, potentially materially, from the effective rate in periods subsequent to the Transaction.

(j) Reflects adjustments to income tax expense resulting from the reduction of valuation allowances established for RSC’s deferred tax asset balances that may be realized by the combined company. The impact to income taxes is a decrease of $56 million and $97 million for the three months ended March 31, 2025, and the twelve months ended December 31, 2024, respectively.

(k) Reflects the Company’s estimated one-time transaction-related costs of $50 million which have not been reflected in the Company’s historical consolidated statements of income for the year ended December 31, 2024 or three months ended March 31, 2025, or balance sheet as of March 31, 2025.

Note 5. Net Income Per Share

Basic net income per share is computed based on the weighted average number of shares of common stock (including participating securities) issued and outstanding during the period. Diluted net income per share is computed based on the weighted average number of shares of common stock issued and outstanding plus equivalent shares, assuming the issuance of all potentially issuable shares of common stock. The dilutive effect of potentially issuable shares of common stock is computed by application of the treasury stock method.

The following table sets forth the computation of pro forma basic and diluted net income per share:

(in millions, except per share data)	Three Months Ended March 31, 2025	Year Ended December 31, 2024
Net income attributable to the Company	$331	$993
Net loss attributable to RSC	(97)	(368)
Pro Forma adjustments to net income attributable to the Company	84	191

Pro Forma net income attributable to the Company	$318	$816
Weighted average number of common shares outstanding - basic	283	282
Follow-on public offering and equity consideration	43	43

Pro Forma weighted average number of common shares outstanding - basic	326	325
Dilutive effect of potentially issuable common shares(1)	6	6

Pro Forma weighted average number of common shares outstanding - diluted	332	331
Pro Forma basic net income per share	$0.98	$2.51
Pro Forma diluted net income per share	$0.96	$2.47

(1)	Includes approximately 4.5 million shares of common stock of the Company issuable to certain stockholders of RSC that will be held in escrow.

RISK FACTORS

Investing in the notes involves risks. The following risk factors, as well as those under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are incorporated herein by reference, should be considered prior to deciding to invest in any of the notes offered for sale pursuant to this prospectus supplement. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in Exchange Act reports that we file with the SEC, which will be incorporated herein by reference, or by a post-effective amendment to the registration statement of which this prospectus supplement forms a part. There may be additional risks that are not presently material or known. If any of the events described below occur, our business, financial condition, results of operations, liquidity or access to the debt or capital markets could be materially adversely affected. The following risks could cause our actual results to differ materially from our historical experience and from any estimates or expectations set forth in forward-looking statements made in or incorporated by reference into this prospectus supplement or the documents incorporated herein by reference. As used herein, “notes” refers to the notes offered hereby.

Risks Related to the Transaction

The Transaction may not be completed within the expected timeframe, or at all, and the pendency of the Transaction could adversely affect our business, financial condition, results of operations and cash flows.

Completion of the Transaction is subject to the satisfaction (or waiver) of certain conditions, a number of which are beyond our control and may prevent, delay or otherwise negatively affect their completion. Such conditions include, among others, the receipt of required regulatory approvals. The conditions to the Closing may not be satisfied and the Merger Agreement could be terminated. In addition, satisfying the conditions to the Transaction may take longer, and could cost more, than we expect. The occurrence of such events individually or in combination may adversely affect the cost savings and other benefits we expect to achieve from the Transaction and adversely affect our business, financial condition, results of operations and cash flows. In addition, if the Transaction does not close, the attention of our management will have been diverted to it rather than our operations and pursuit of other opportunities. Failure to complete the Transaction would, and any delay in completing the Transaction could, prevent us from realizing the anticipated benefits from the Transaction. Additionally, if we fail to close the Transaction and are otherwise in breach of our obligations, we could be liable for damages.

We may fail to realize all of the anticipated benefits of the Transaction (including use of RSC’s deferred tax assets), and the Transaction or those benefits may take longer to realize than expected.

We believe that there are significant benefits and synergies that may be realized through the Transaction. However, the efforts to realize these benefits and synergies will be a complex process and may disrupt existing operations if not implemented in a timely and efficient manner. The full benefits of the Transaction, including the anticipated synergies and growth opportunities, may not be realized as expected or may not be achieved within the anticipated time frame, or at all. In addition, our use post-closing of any of RSC’s deferred tax assets may be subject to limitation. Failure to achieve the anticipated benefits of the Transaction could adversely affect our results of operations or cash flows, decrease or delay any anticipated accretive effect of the Transaction and negatively impact the price of our common stock and the trading prices of the notes.

Financing the Transaction will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.

As of March 31, 2025, our total debt was $3.81 billion. We intend to finance the purchase price of the Transaction with the net proceeds from this offering, together with any cash raised in the Common Stock Offering and cash on hand. We may also incur indebtedness under the Bridge Loan Facility to fund a portion of the cash consideration for the Transaction. These increases in our indebtedness may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs. In addition, the amount of cash required to pay interest on our indebtedness following completion of this offering and the Transaction, and thus the demands on our cash resources, will materially increase as a result of this offering and the Transaction.

There can be no assurance that we will be able to secure the required financing in connection with the Transaction on acceptable terms, at favorable pricing, in a timely manner or at all.

We expect to finance the Transaction using the net proceeds of this offering, together with any cash raised in the Common Stock Offering and cash on hand. The completion of the Transaction is not conditioned on our ability to obtain financing. If our ability to raise funds through the capital markets is impacted for any reason, including, but not limited to, a deterioration in our financial results, poor economic conditions or stock market volatility, we may be unable to complete this offering or the Common Stock Offering on acceptable terms, at favorable pricing, in a timely manner, or at all. Additionally, the cost of financing the Transaction could be more expensive than expected.

If we are unable to obtain such financing as anticipated, we may nevertheless be compelled to specifically perform our obligations to complete the Transaction or could otherwise be subject to claims under the Merger Agreement, each of which could have a material adverse effect on us.

The unaudited pro forma condensed combined financial information reflecting the Transaction included in this prospectus supplement is based on assumptions and is subject to change based on various factors.

We and RSC have no prior history as a combined company and our assets and operations have not been managed on a combined basis. As a result, our unaudited pro forma condensed combined financial information included in this prospectus supplement, which was prepared in accordance with Article 11 of Regulation S-X, and historical consolidated financial statements of our and RSC’s businesses are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have actually occurred had the Transaction and related financings been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company if the Transaction and related financings are consummated.

Our unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Transaction, nor does it reflect the costs to integrate the operations of RSC or the costs necessary to achieve any cost savings, operating synergies and revenue enhancements. Our unaudited pro forma condensed combined financial information included in this prospectus supplement is based in part on certain assumptions regarding the Transaction and the related financings. We believe the assumptions underlying such unaudited pro forma condensed combined financial information are reasonable under the circumstances, however, such assumptions and estimates are preliminary and may not prove to be accurate over time. In addition, if and to the extent there are any changes in market conditions affecting the financings, then the unaudited pro forma condensed combined financial information and the future operating results or financial position of the combined company may be impacted, and such impact may be material. We have no obligation to update the unaudited pro forma condensed financial information for any subsequent event and may not do so.

As a result, investors should not place any undue reliance on our unaudited pro forma condensed combined financial information, and our actual results following the completion of the Transaction and related financings may differ from those that are anticipated.

The financial information related to RSC presented in this prospectus includes certain pro forma non-GAAP measures. Investors are cautioned not to place undue reliance on such information.

The Company’s management applied certain adjustments to certain of RSC’s financial information to calculate its pro forma adjusted EBITDA and pro forma adjusted EBITDA margin, including with respect to compensation expense and profit-sharing contingent commission items. While these adjustments are substantially similar to the adjustments the Company’s management makes when calculating the Company’s historical non-GAAP measures included in this prospectus and these measures assisted management in its assessment of the Transaction, these non-GAAP measures should not be considered substitutes for any performance metric determined in accordance with GAAP. Investors are cautioned not to place undue reliance on these non-GAAP measures.

We have made certain assumptions relating to the Transaction which may prove to be materially inaccurate.

We have made certain assumptions relating to the Transaction, which assumptions involve significant judgement and may not reflect the full range of uncertainties and unpredictable outcomes inherent in the Transaction and may be materially inaccurate. These assumptions relate to numerous matters, including:

•	projections of future revenue and our earnings per share;

•	projections of future expenses and expense allocation relating to the Transaction and RSC;

•	our ability to realize the expected benefits of the Transaction;

•	unknown or contingent liabilities associated with the Transaction or RSC;

•	our ability to maintain, develop and deepen relationships with employees, including key brokers, and customers associated with RSC;

•	the amount of goodwill and intangibles that will result from the Transaction;

•	other purchase accounting adjustments that we may record in our financial statements in connection with the Transaction;

•	acquisition and integration costs, including restructuring charges and transaction costs;

•

our ability to issue equity and debt or any other financing, or to generate and maintain needed cash from operations, to complete the Transaction and the impact of such financing on our operating results or financial condition; and

•	other financial and strategic risks of the Transaction.

Upon completion of the Transaction, we will be subject to the risks related to RSC’s business, including underwriting risk in connection with certain captive insurance companies.

Upon completion of the Transaction, we will be subject to risks related to RSC’s business and will assume its insurance policies and other obligations.

RSC’s ownership of one or more protected cells in certain captive insurance companies will subject us to underwriting risk through such ownership and/or participation and may also subject us to certain liabilities and expenses, including those subject to the indemnification provisions of the Merger Agreement described under “Summary—Recent Developments—Indemnification Arrangement.” RSC currently owns, and may continue to own, from time to time, one or more protected cells in certain captive insurance companies for the purpose of facilitating additional underwriting capacity for certain of its customers. While RSC’s underwriting risk through any such captive insurance company would generally be limited (absent any regulatory requirement for the contribution of additional capital or contractual obligation to fund any underwriting losses in excess of contributed capital), we may be subject to claims expenses associated with any losses from these customers or programs to the extent not covered by any reinsurance. Our results of operations may be negatively impacted if any such captive insurance company incurs claims expenses.

Relatedly, we cannot predict the ultimate outcome of the litigation pending against Oxford with respect to the Restructuring, including remedies, damage awards or adverse results in such litigation, and any similar proceedings could have a material adverse effect on us. Our results of operations would be negatively impacted if the costs of the claims relating to the FG Policies exceed the value of the cash and stock held in the Indemnity Escrow Fund pursuant to the terms of the Merger Agreement.

In addition, RSC has an advisory services business that assists certain clients with the establishment of captive insurance companies, for their own purposes, which leverage the benefits of Section 831(b) of the Internal Revenue Code of 1986, as amended, and which are subject to audit and oversight from the Internal Revenue Service (“IRS”). The IRS has conducted investigations, and may be conducting investigations, of certain peers of RSC that also provide similar services, with respect to whether or not such third parties are acting as a tax shelter promoter in connection with those operations. If the IRS were to disallow 831(b) elections, modify its guidance around 831(b) elections, or otherwise investigate our business and conclude that we are not in compliance with IRS regulations, whether or not merited, those events could harm our business, results of operations and financial condition.

Furthermore, where our businesses overlap, any risks we face may be intensified due to the Transaction. This may exacerbate the risks we already undertake, as described in our 2024 10-K under “Item 1A. Risk Factors.”

Between the time of the issuance of the notes and the completion of the Transaction, we and the counterparties may agree to modify or waive the terms or conditions of the Merger Agreement without noteholder consent.

Prior to the completion of the Transaction, we and the counterparties to the Merger Agreement may agree to modify or waive the terms or conditions of the Merger Agreement. Such changes will not be made in consultation with the underwriters or the holders of the notes.

We are not obligated to place the net proceeds of this offering in escrow for the benefit of the noteholders prior to the consummation of the Transaction and, as a result, we may not be able to redeem the SMR Notes upon a special mandatory redemption.

We are not obligated to place any part of the net proceeds of this offering in escrow for the benefit of the noteholders prior to the consummation of the Transaction or to provide a security interest in those proceeds, and the indenture governing the notes imposes no other restrictions on our use of these proceeds during that time. Accordingly, the source of funds for any redemption of the SMR Notes upon a Special Mandatory Redemption Event (as defined herein) would be the proceeds that we have voluntarily retained or other sources of liquidity, including cash on hand, borrowings, sales of assets or sales of equity. We may not be able to satisfy our obligation to redeem the SMR Notes because we may not have sufficient financial resources to pay the aggregate redemption price of such notes and are unable to otherwise borrow or raise the funds to do so. Our failure to redeem the notes as required under the terms of the notes would result in an event of default under the terms of the notes and may trigger a cross-acceleration under the Credit Agreements (as defined below), each of which could have material adverse consequences for us and the holders of the notes. In addition, our ability to redeem the SMR Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time of any special mandatory redemption. See “If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected.”

We have not identified any specific use of the net proceeds from the offering of the 20  notes in the event the Transaction does not close.

Consummation of the Transaction is subject to a number of conditions and, if the Merger Agreement is terminated for any reason, our board of directors and management will have broad discretion over the use of the net proceeds we receive from the offering of the 20  notes, which are not subject to special mandatory redemption. Since the primary purpose of this offering is to provide funds to pay a portion of the Transaction consideration, we have not identified a specific use for the net proceeds from the offering of the 20  notes in the event the Transaction does not occur. Any funds received may be used by us for general corporate purposes, which may include the pursuit of other business combinations or other uses. The failure of our management to use the net proceeds from the offering of the 20  notes effectively could have an adverse effect on our business and may have an adverse effect on our earnings per share.

If we do not consummate the Transaction on or prior to the Outside Date, or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we will be required to redeem all of the SMR Notes on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of such notes to be redeemed, and, as a result, holders of such notes may not obtain their expected return.

We may not consummate the Transaction within the timeframe specified under “Description of Notes—Special Mandatory Redemption.” Our ability to consummate the Transaction is subject to various closing conditions, including the receipt of required regulatory approvals and other matters over which we have limited or no control.

If the Transaction is not consummated on or prior to the Outside Date, or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we will be required to redeem all of the SMR Notes at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. If the SMR Notes are redeemed pursuant to the special mandatory redemption provisions, you may not obtain your expected return on such notes and may not be able to reinvest the proceeds from the special mandatory redemption in an investment that results in a comparable return. In addition, as a result of the special mandatory redemption provisions, the trading prices of the SMR Notes, which are subject to the special mandatory redemption, may not reflect the financial results of our business or macroeconomic factors. Holders of the SMR Notes will have no rights under the special mandatory redemption provisions if the Transaction closes on or prior to the Outside Date, nor will they have any right to require us to repurchase their notes if, between the closing of this offering and the completion of the Transaction, the terms of the Merger Agreement change. For a description of the special mandatory redemption provisions, see “Description of Notes—Special Mandatory Redemption” in this prospectus supplement.

Risks Related to the Notes

We may not be able to generate sufficient cash flow to service our obligations under the notes.

Our ability to service our obligations under the notes will depend upon, among other things, our revenues from commissions and fees and other factors that affect our future financial and operating performance, including, without limitation, prevailing economic conditions and financial, business and regulatory factors, many of which are beyond our control.

If we are unable to generate sufficient cash flow to service our obligations under the notes, we may be forced to take actions such as:

•	seeking to restructure or refinance our debt, including the notes;

•	seeking additional debt or equity capital;

•	seeking bankruptcy protection;

•	reducing any future distributions;

•	reducing or delaying our business activities, acquisitions, investments or capital expenditures; or

•	selling assets.

Such measures might not be successful and might not enable us to service our obligations under the notes. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all.

If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected.

On March 31, 2022, the Company entered into a loan agreement with the lenders named therein, BMO Harris Bank N.A., as administrative agent, Fifth Third Bank, National Association, PNC Bank, National Association, U.S. Bank National Association and Wells Fargo Bank, National Association, as co-syndication agents and BMO Capital Markets Corp., BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Truist Securities, Inc., as joint bookrunners and joint lead arrangers (the “Loan Agreement”). The Loan Agreement evidences commitments for: (i) unsecured delayed draw term loans in an aggregate amount of up to $300.0 million (the “Term A-1 Loan Commitment”) and (ii) unsecured delayed draw term loans in an amount of up to $500.0 million (the “Term A-2 Commitment” and, together with the Term A-1 Loan Commitments, the “Term Loan Commitments”). The Company may, subject to satisfaction of certain conditions, including receipt of additional term loan commitments by new or existing lenders, increase either Term Loan Commitment or the term loans issued thereunder or issue new tranches of term loans in an aggregate additional amount of up to $400.0 million. The Company may borrow term loans (the “Term Loans”) under either of the Term Loan Commitments during the period from the effective date of the Loan Agreement (the “Effective Date”) until the date which is the first anniversary thereof. Once borrowed, Term Loans issued under the Term A-1 Loan Commitment (“Term A-1 Loans”) are due and payable on the date that is the third anniversary of the Effective Date unless such maturity date is extended as provided under the Loan Agreement. Once borrowed, Term Loans issued under the Term A-2 Loan Commitment (“Term A-2 Loans”) are repayable in installments until the fifth anniversary the Effective Date with any remaining outstanding amounts due and payable on such fifth anniversary of the Effective Date unless such maturity date is extended as provided under the Loan Agreement. While outstanding, the undrawn Term Loan Commitments accrue a commitment fee of 0.15% beginning on the earlier of the initial funding of Term Loans under the Loan Agreement and the date that is 120 days from the Effective Date. Once drawn, Term A-1 Loans will bear interest at the annual rate of Adjusted Term SOFR plus 1.125% or Base Rate plus 0.125% (subject to a pricing grid for changes in the Company’s credit rating and/or leverage) and Term A-2 Loans will bear interest at the annual rate of Adjusted Term SOFR plus 1.25% or Base Rate plus 0.25% (subject to a pricing grid for changes in the Company’s credit rating and/or leverage). The 1-month Term SOFR Rate for the Term A-2 Loans is 4.425% as of March 31, 2025. During the three months ended March 31, 2025, the Company repaid the outstanding balance on the Term A-1 Loan Commitment.

On October 27, 2021, we entered into a second amended and restated credit agreement with the lenders named therein, JPMorgan Chase Bank, N.A. as administrative agent, and certain other banks as co-syndication agents and co-documentation agents, as amended by Amendment No. 1 to the second amended and restated credit agreement, dated February 10, 2023 (the “Credit Facility,” and together with the Loan Agreement, the “Credit Agreements”). The Credit Facility amended and restated the credit agreement dated April 17, 2014, among certain of such parties, as amended by that certain amended and restated credit agreement dated June 28, 2017. The Credit Facility, among other certain terms, extends the maturity of the revolving portion of the Credit Facility of $800.0 million and unsecured term loans associated with the agreement of $250.0 million to October 27, 2026. The 1-month Term SOFR Rate for the term loan due October 2026 and the term loan due March 2027 was 4.425% at March 31, 2025. The 1-month Term SOFR Rate for the revolving portion of the Credit Facility was 4.427% at March 31, 2025.

As of March 31, 2025, the Credit Facility had a term loan balance of $187.0 million and a revolving credit facility balance of $400.0 million, and the Loan Agreement had a term loan balance of $400.0 million under the Term A-2 Loans.

The Credit Agreements contain various covenants and other limitations with which we must comply. At March 31, 2025, we believe we were in compliance with the financial covenants and other limitations contained in each of the Credit Agreements that govern our debt. However, failure to comply with material provisions of our covenants in these agreements or other credit or similar agreements to which we may become a party could result in a default, rendering them unavailable to us and causing a material adverse effect on our liquidity, results of operations and financial condition. In the event of certain defaults, the lenders thereunder would not be required to lend any additional amounts to or purchase any additional notes from us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable. If the indebtedness under these agreements or our other indebtedness, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

Certain of our agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities.

The restrictive covenants in our debt agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. In particular, among other covenants, the Credit Agreements require us to maintain a minimum ratio of consolidated EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted for certain transaction-related items (“Consolidated EBITDA”), to consolidated interest expense and a maximum ratio of consolidated net indebtedness to Consolidated EBITDA. The Credit Agreements each require that the ratio of Consolidated EBITDA to consolidated interest expense be at least 4.00 to 1.00, and the ratio of consolidated net indebtedness to Consolidated EBITDA must not exceed 3.50 to 1.00 (provided that we may, on not more than two occasions during the term of each such agreement, elect to increase such ratio to 4.00 to 1.00 for a period of six consecutive fiscal quarters in connection with and following certain significant acquisitions).

While none of the notes nor the indenture governing the notes includes similar covenants, our compliance with these covenants limits our management’s discretion in operating our business and could prevent us from engaging in certain potentially beneficial activities.

We may still be able to incur substantially more indebtedness. This could exacerbate the risks associated with our indebtedness under the notes.

We may be able to incur substantial additional indebtedness in the future, including secured debt. The terms of the indenture governing the notes offered hereby will not prevent us or our subsidiaries from incurring indebtedness, and the Credit Agreements do not prevent us or our subsidiaries from incurring indebtedness, subject to certain restrictive covenants in the Credit Agreements. If we incur any additional indebtedness that ranks equally with the notes offered hereby and the obligations under the Credit Agreements, the holders of that indebtedness will be entitled to share ratably with the holders of the notes offered hereby in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you.

The notes offered hereby will be unsecured and effectively subordinated to any future secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries.

We do not currently have any secured indebtedness. The notes offered hereby will be general unsecured obligations ranking effectively junior in right of payment to any future secured indebtedness to the extent of the value of the collateral securing the indebtedness. Additionally, the indenture governing the notes offered hereby, as well as the Credit Agreements, will permit us to incur additional secured indebtedness in the future, subject to certain restrictive covenants in the Credit Agreements. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any secured indebtedness will be entitled to be paid from our assets securing such indebtedness before any payment may be made with respect to the notes offered hereby. Holders of the notes offered hereby will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes (including the obligations under the Credit Agreements), and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

In addition, the notes will be structurally subordinated to all of the liabilities of our subsidiaries, which may include secured and unsecured indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of our subsidiaries. In the event of a dissolution, winding up, liquidation, reorganization or other bankruptcy proceeding of any of our subsidiaries, holders of their indebtedness and their creditors will generally be entitled to payment of their claims in full from the assets of those subsidiaries before any assets of the subsidiaries are made available for distribution to us.

The terms of the indenture and the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

While the indenture and the notes contain terms intended to provide some protections to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The term “Change of Control Triggering Event” (as defined in “Description of Notes—Certain Covenants—Purchase of Notes Upon a Change of Control Triggering Event”) does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of the notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity, unless in connection with a special mandatory redemption.

Furthermore, the indenture governing the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	limit the ability of our subsidiaries to service indebtedness;

•	restrict our ability to repurchase, redeem or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the notes and the indenture governing the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Upon certain Change of Control Triggering Events, we may not have the ability to raise the funds necessary to finance the change of control repurchase requirement under the indenture governing the notes, which would violate the terms of the notes.

Upon the occurrence of specific kinds of Change of Control Triggering Events, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of our obligations under the notes in the event of a Change of Control Triggering Event. Our failure to purchase the notes as required under the terms of the notes would result in an event of default under the terms of the notes and may trigger a cross-acceleration under the Credit Agreements, each of which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Certain Covenants—Purchase of Notes Upon a Change of Control Triggering Event.”

Our credit ratings are subject to change and may not reflect the risks of investing in the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing agency. Each agency’s rating should be evaluated independently of any other agency’s rating.

Your ability to transfer the notes offered hereby will be limited by the absence of active trading markets.

There are currently no established trading markets for the notes. We do not intend to apply for listing or quotation of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes of each series as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes of each series, and they may discontinue their market-making activities at any time without notice. Therefore, active markets for the notes may not develop or, if developed, such markets may not continue. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering prices based on, and the liquidity of the markets for the notes will be impacted by, a number of factors, including prevailing interest rates, the markets for similar notes, our performance and financial condition, the number of holders of the notes, the interest of securities dealers in making markets in the notes, general economic conditions and other factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes and the liquidity of the markets for the notes.

Redemption of the notes prior to their maturity may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity, as described under “Description of Notes — Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in comparable securities at an effective interest rate as high as that of the notes redeemed.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    million, after deducting underwriting discounts and our estimated offering expenses. We intend to use the net proceeds from this offering, together with any net proceeds from the Common Stock Offering and cash on hand, to fund the cash consideration payable under the Merger Agreement, and to pay fees and expenses associated with the foregoing. The closing of this offering is not contingent on the consummation of the Transaction and there can be no assurance that we will consummate the Transaction on the terms described herein or at all. If we do not consummate the Transaction on or prior to the Outside Date or, if prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we will be required to redeem the SMR Notes at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.”

If we do not consummate the Transaction on or prior to the Outside Date or, if on or prior to such date, we notify the trustee in writing that the Merger Agreement is terminated, then, in either case, we expect to use the net proceeds from the sale of the 20  notes for general corporate purposes.

Pending application of the net proceeds from this offering as described herein, we expect to invest such net proceeds in investment grade securities, money market funds, bank deposit accounts or similar short-term investments (although we are not required to do so by the terms of the notes).

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and consolidated capitalization as of March 31, 2025:

•	on an actual basis; and

•

on an as adjusted basis to give effect to $   million of net proceeds from this offering and the sale of    shares of our common stock in the Common Stock Offering at a public offering price of $   per share on  , 2025, after deducting estimated underwriting discounts and estimated offering expenses payable by us (but without giving effect to the Transaction).

You should read this table in conjunction with “Use of Proceeds” and “Selected Financial Data” contained elsewhere in this prospectus supplement, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and audited consolidated financial statements and related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and unaudited condensed consolidated financial statements and the related notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, in each case, incorporated by reference in this prospectus supplement.

	As of March 31, 2025
	Actual	Pro Forma as adjusted
	(in millions, except per share amounts)
Cash and cash equivalents	$669	$

Current portion of long-term debt:
Current portion of unsecured term loan due 2026(1)	$25		$25
Current portion of term loan due 2027	50		50

Total current portion of long-term debt	75		75

Long-term debt, less current portion:
Revolving credit facility(2)	400		400
Unsecured term loan due 2026	162		162
Term loan due 2027	350		350
4.500% Senior Notes due 2029	350		350
2.375% Senior Notes due 2031	700		700
4.200% Senior Notes due 2032	598		598
5.650% Senior Notes due 2034	599		599
4.950% Senior Notes due 2052	592		592
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
% Senior Notes due 20 offered hereby	—
Debt issuance costs	(20)

Total long-term debt	3,731

Total debt	3,806
Shareholders’ Equity:
Common Stock, par value $0.10 per share	31
Additional paid-in capital	1,107
Treasury stock, at cost	(748)		(748)
Retained Earnings	6,416		6,416
Accumulated other comprehensive loss	15		15
Non-controlling interests	20		20

Net shareholders’ equity	6,841

Total capitalization	$10,647	$

(1) Consists of the unsecured term loans under the Credit Facility.

(2) Consists of the revolving portion of the Credit Facility.

SELECTED FINANCIAL DATA

The following selected data are derived from our consolidated financial statements. The data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the “Business” section and our audited consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2024 and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our unaudited condensed consolidated financial statements and the related notes thereto contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each of which are incorporated by reference in this prospectus supplement. The selected historical consolidated financial information shown below for fiscal years 2024, 2023 and 2022 has been derived from our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2024. The selected historical consolidated financial information shown below as of March 31, 2025 and for the three months ended March 31, 2025 and March 31, 2024 has been derived from our unaudited interim condensed consolidated financial statements, which are included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

	Three Months Ended		Year Ended December 31
(in millions)	March 31, 2025	March 31, 2024	2024	2023	2022
Income Statement Data
Total Revenues	$1,404	$1,258	$4,805	$4,257	$3,573
Total Expenses	977	894	3,502	3,111	2,697
Income before income taxes	427	364	1,303	1,146	876
Income Taxes	93	71	301	276	204
Net Income attributable to the Company	$331	$293	$993	$871	$672

		December 31
(in millions)	March 31, 2025	2024	2023	2022
Balance Sheet Data (at period end)
Total Assets	$16,760	$17,612	$14,883	$13,974
Current portion of long term debt	75	225	569	251
Total Debt	3,806	3,824	3,796	3,942
Total shareholders’ equity	$6,841	$6,437	$5,579	$4,607

Reconciliation of RSC Non-GAAP Financial Information

The table below provides reconciliations of RSC’s total revenues for the year ended December 31, 2024 to RSC’s pro forma adjusted EBITDA and pro forma adjusted EBITDA margin for the year ended December 31, 2024. We present these measures because we believe such information is of interest to the investment community and because we believe they provide additional meaningful methods to evaluate operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis due to the impact of certain items that have a high degree of variability, that we believe are not indicative of ongoing performance and that are not easily comparable from period to period. This non-GAAP financial information should be considered in addition to, not in lieu of, GAAP information as of the relevant date.

RSC’s EBITDA is defined as income before interest, income taxes, depreciation and amortization. RSC’s EBITDA Margin is defined as EBITDA divided by total revenues.

(in millions)	Year Ended December 31, 2024
	RSC Unadjusted Historical		M&A run- rate adjustments	RSC non- GAAP adjustments	RSC adjustments	Brown & Brown GAAP adjustments	Brown & Brown non- GAAP adjustments	Brown & Brown Adjustments	Adjusted pro forma
Commissions and Fees	1,554	(1)	79	1	1,634	(14)	(2)	(16)	1,618
Contingent commissions	87	(2)	4		91	(28)	(1)	(29)	62
Investment & other income	37	(3)	—		37	—	(1)	(1)	36

Total revenues	1,678	(4)	83	1	1,762	(42)	(4)	(46)	1,716
Compensation Expense	(891	)(5)	(35)	47	(879)	42	(20)	22	(857)
Operating Expense	(311	)(6)	(7)	62	(256)	—	(3)	(3)	(259)

Expenses	(1,202	)(7)	(42)	109	(1,135)	42	(23)	19	(1,116)

EBITDA	476		41	110	627	—	(27)	(27)	600

(EBITDA Margin)	28%				36%				35%

(1)	Amount includes the following, which are shown on RSC’s Consolidated Statement of Operations and Comprehensive Loss: commissions (1,296), fees (245) and insurance revenue (13).
(2)	Amount reflects contingency and profit-share (87), as shown on RSC’s Consolidated Statement of Operations and Comprehensive Loss.
(3)	Amount includes the following, which are shown on RSC’s Consolidated Statement of Operations and Comprehensive Loss: interest income (18) and other income, net (19).
(4)	Amount reflects the following, which are shown on RSC’s Consolidated Statement of Operations and Comprehensive Loss: total revenues (1,641), plus interest income (18) and other income, net (19).
(5)	Amount includes commissions, employee compensation, and benefits expenses (891), which are shown on RSC’s Consolidated Statement of Operations and Comprehensive Loss.
(6)

Amount includes the following, which are shown on RSC’s Consolidated Statement of Operations and Comprehensive Loss: professional services (134), other expenses (174) and loss on extinguishment of long-term debt (3).

(7)

Amount reflects the following, which are shown on RSC’s Consolidated Statement of Operations and Comprehensive Loss: total expenses (1,551), less (i) depreciation and amortization (164) and change in fair value of deferred purchase consideration (188), plus (ii) loss on extinguishment of long-term debt (3).

DESCRIPTION OF NOTES

The notes will be senior unsecured debt securities issued under an indenture dated as of September 18, 2014 (the “base indenture”) between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “trustee”), as supplemented by a supplemental indenture to be dated as of    , 2025 (the “supplemental indenture” and, together with the base indenture, the “indenture”). In this description, the terms “we,” “our” and “us” each refer to Brown & Brown, Inc. and not its subsidiaries.

We have summarized material provisions of the indenture and the notes below. This summary is not complete and may not describe all of the provisions of the indenture or the notes that may be important to you. For additional information, you should carefully read each of the form of indenture and the form of note that is attached as an exhibit to the registration statement of which this prospectus supplement is a part.

General Terms of Notes

Interest and principal on the notes will be payable in U.S. dollars. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. There will be no sinking fund payments for the notes.

The security registrar and transfer agent for the notes will be the trustee until such time as a successor security registrar or transfer agent is appointed.

The notes will initially be limited to $   aggregate principal amount of our 20 notes, $   aggregate principal amount of our 20 notes, $   aggregate principal amount of our 20 notes, $   aggregate principal amount of our 20 notes, $   aggregate principal amount of our 20 notes and $   aggregate principal amount of our 20 notes. However, the indenture does not limit the aggregate principal amount of the notes that we may issue under it. We may, without the consent of the noteholders, issue additional notes of any series having the same ranking and the same interest rate, maturity and other terms (other than the issue date and public offering price) as the notes of the applicable series offered by this prospectus supplement; provided, however, such additional notes must be fungible with the notes of the applicable series offered by this prospectus supplement for U.S. federal income tax purposes. Any such additional notes will be a part of the series of the previously issued notes having the same terms and will be treated as a single class together with the notes for all purposes under the indenture, including waivers, amendments and redemptions. We may also issue other series of debt securities under the base indenture.

Interest and Maturity

The 20 notes will bear interest at % per year and will mature on     , 20 . Interest on the 20 notes will accrue from     , 2025, or from and including the most recent date to which interest has been paid, as the case may be, to but excluding the interest payment date or the maturity date, as the case may be.

The 20  notes will bear interest at  % per year and will mature on     , 20 . Interest on the 20  notes will accrue from     , 2025, or from and including the most recent date to which interest has been paid, as the case may be, to but excluding the interest payment date or the maturity date, as the case may be.

The 20 notes will bear interest at % per year and will mature on     , 20 . Interest on the 20 notes will accrue from     , 2025, or from and including the most recent date to which interest has been paid, as the case may be, to but excluding the interest payment date or the maturity date, as the case may be.

The 20 notes will bear interest at % per year and will mature on     , 20 . Interest on the 20 notes will accrue from     , 2025, or from and including the most recent date to which interest has been paid, as the case may be, to but excluding the interest payment date or the maturity date, as the case may be.

The 20 notes will bear interest at % per year and will mature on     , 20 . Interest on the 20 notes will accrue from     , 2025, or from and including the most recent date to which interest has been paid, as the case may be, to but excluding the interest payment date or the maturity date, as the case may be.

The 20 notes will bear interest at % per year and will mature on     , 20 . Interest on the 20 notes will accrue from     , 2025, or from and including the most recent date to which interest has been paid, as the case may be, to but excluding the interest payment date or the maturity date, as the case may be.

Interest on the notes will be payable semi-annually in arrears on     and     of each year, commencing     , 2025, to the persons in whose names the notes are registered at the close of business on the preceding     or     , as the case may be.

Interest on the notes will be computed on the basis of a 360 day year of twelve 30 day months. If an interest payment date for the notes falls on a day that is not a business day, the interest payment shall be postponed to the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date. It will be an event of default under the indenture if we fail to pay interest when due and such failure continues for 30 days. See “—Events of Default.”

If the maturity date for the notes falls on a day that is not a business day, the principal of and interest on the notes shall be due on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the maturity date.

The term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

Ranking

The notes will be our senior unsecured obligations, and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. As of March 31, 2025, we had $3,806 million of outstanding senior unsecured indebtedness for borrowed money, and our subsidiaries had no indebtedness for borrowed money outstanding. See “Risk Factors – The notes offered hereby will be unsecured and effectively subordinated to any future secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries.”

There are no provisions in the indenture or the notes that explicitly limit our ability to incur additional indebtedness. Accordingly, we could in the future enter into transactions that could substantially increase the amount of our indebtedness outstanding at that time.

Special Mandatory Redemption

We intend to use the net proceeds from this offering, together with the net proceeds from the Common Stock Offering, borrowings under our Credit Facility and cash on hand, to fund the cash consideration payable under the Merger Agreement, and to pay fees and expenses associated with the foregoing.

If: (i) the Transaction has not been completed on or prior to the later of (x) March 10, 2026 (as such date may be extended in accordance with the Merger Agreement to June 10, 2026) and (y) the date that is five business days after any later date to which we and RSC may agree to extend the “Expiration Date” in the Merger Agreement (the “Outside Date”), or (ii) on or prior to the Outside Date, we notify the trustee in writing that the Merger Agreement is terminated (each, a “Special Mandatory Redemption Event”), then, in either case, we will be required to redeem all of the outstanding 20   notes, 20   notes, 20   notes, 20   notes and 20   notes on the special mandatory redemption date at a redemption price (the “special mandatory redemption price”) equal to 101% of the initial issue price of such notes, plus accrued and unpaid interest from the date of initial issuance of such notes to, but not including, the special mandatory redemption date.

Upon the occurrence of a Special Mandatory Redemption Event, we will promptly (but in no event later than three business days following the Special Mandatory Redemption Event) notify the holders (with a copy to the trustee) in writing (such notice referred to herein as the “special mandatory redemption event notice” and the date on which such notice is provided to the holders (with a copy provided to the trustee) referred to herein as the “special mandatory redemption notice date”) of the event (with an officers’ certificate certifying the occurrence of the Special Mandatory Redemption Event to be simultaneously delivered to the trustee), that the SMR Notes will be redeemed by us on a date which special mandatory redemption date shall be no later than five business days (and no sooner than two business days) (such date, the “special mandatory redemption date”) after the special mandatory redemption notice date, in each case in accordance with the applicable provisions of the indenture. The written special mandatory redemption event notice provided by us on the special mandatory redemption notice date shall notify each holder (with a copy to the trustee) in accordance with the applicable provisions of the indenture that all of the outstanding SMR Notes shall be redeemed by us at the special mandatory redemption price on the special mandatory redemption date automatically and without any further action by the holders of the SMR Notes. On or prior to 10:00 a.m., New York City time, on the special mandatory redemption date, we will deposit with the trustee funds sufficient to pay the special mandatory redemption price for all of the notes to be redeemed and direct the trustee in writing to use such funds in connection with our redemption of such notes on the special mandatory redemption date. If the deposit is made as provided above, the SMR Notes will cease to bear interest on and after the special mandatory redemption date and we will be required to redeem the SMR Notes at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date and we shall cause the redemption of the SMR Notes and the payment of the special mandatory redemption price in accordance with the written directions provided by us (which directions shall be included in the written Special Mandatory Redemption Notice to the holders of such notes (with a copy to the trustee)).

There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the notes. Upon consummation of the Transaction on or prior to the Outside Date, the foregoing provisions regarding special mandatory redemption will cease to apply.

The 20  notes are not subject to the special mandatory redemption.

Optional Redemption

Prior to: (i) in the case of the 20 notes, the maturity date, (ii) in the case of the 20 notes,     , 20 ( months before the maturity date of the 20 notes), (iii) in the case of the 20 notes,    , 20 ( months before the maturity date of the 20 notes), (iv) in the case of the 20 notes,    , 20 ( months before the maturity date of the 20 notes), (v) in the case of the 20 notes,     , 20 ( months before the maturity date of the 20 notes) and (vi) in the case of the 20  notes,    , 20  (months before the maturity date of the 20  notes) (the applicable date with respect to each of the 20  notes, 20  notes, 20  notes, 20  notes and 20  notes, the “Applicable Par Call Date”), the Company may redeem any series of notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, if applicable, that the notes being redeemed matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (u) in the case of the 20 notes,    basis points, (v) in the case of the 20 notes,     basis points, (w) in the case of the 20 notes,     basis points, (x) in the case of the 20 notes,     basis points, (y) in the case of the 20 notes,    basis points and (z) in the case of the 20 notes,    basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes of such series to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Applicable Par Call Date, the Company may redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company as of 4:15 p.m., New York City time (or as of such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear as of such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date no such yield or yields appear in H.15, or H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notices under this optional redemption section will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption of a series of notes, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Certain Covenants

Under the indenture, we agree to pay the interest, principal and any premium on the notes when due, and to maintain a place of payment. In addition, we must comply with the covenants described below.

Limitations on Liens on Stock of our Significant Subsidiaries

The indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any Indebtedness (as defined below) secured by any lien on the voting stock or voting equity interest of any significant subsidiary (as such term is defined under Regulation S-X) (each a “Significant Subsidiary”) unless the notes then outstanding (and, if we so elect, any of our other Indebtedness that is not subordinate to the notes and with respect to which we are obligated to provide such security) are secured equally and ratably with such Indebtedness for so long as such Indebtedness is so secured.

“Indebtedness” is defined as the principal of and any premium and interest due on indebtedness of a person (as defined in the indenture), whether outstanding on the original date of issuance of the notes or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed, and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (1) any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (2) any obligation of, or any obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (3) any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles as in effect as of the date of the supplemental indenture and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge or similar instrument or agreement. If we are required to secure any outstanding notes equally and ratably with other Indebtedness under this covenant, we will be required to document our compliance with the covenant and thereafter the trustee will be authorized to enter into a supplemental agreement or indenture and to take such action as it may deem advisable to enable it to enforce the rights of the noteholders of the outstanding notes so secured.

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge or convert into, or convey, transfer or lease our properties or assets substantially as an entirety to, another person without the consent of any noteholders if, along with certain other conditions set forth in the indenture:

•	immediately after giving effect to such transaction, there is no event of default; and

•	the successor, acquiror or lessor of such assets expressly assumes all of our obligations under the indenture and the notes and succeeds to all of our rights and powers under the indenture.

Thereafter, except in the case of a lease, the predecessor or transferor of such assets will be relieved of all obligations and covenants under the relevant indenture and the notes.

Purchase of Notes Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless the notes have been previously redeemed, we will make an offer to each noteholder to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 principal amount) of that noteholder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus any accrued and unpaid interest on the notes repurchased to the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after the public announcement of the pending Change of Control, we will mail a notice to each noteholder describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the notes by virtue of such conflict.

On the Change of Control Triggering Event payment date, we will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to our offer;

(2) deposit with the payment agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee, the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly pay, from funds deposited by us for such purpose, to each noteholder properly tendered, the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each noteholder a new note equal in principal amount to any unpurchased portion of any notes surrendered.

We will not be required to make an offer to repurchase the notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

Set forth below are certain of the defined terms used herein.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of us and our subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than to us or one of our subsidiaries;

(2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares; or

(3) the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Investment Grade” means a rating of BBB or better by Fitch (or its equivalent under any successor rating categories of Fitch), a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service Inc. and any successor to its rating agency business.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means:

(1) each of Fitch, Moody’s and S&P; and

(2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, any other “nationally recognized statistical rating organization” registered under Rule 15E under the Exchange Act selected by us as a replacement agency for Fitch, Moody’s and/or S&P, as the case may be.

“Ratings Decline” means at any time during the period commencing on the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, and ending 60 days thereafter (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) that the notes are no longer rated Investment Grade by at least two of the three Rating Agencies.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person the holders of which are at the time entitled to vote generally in the election of the board of directors or similar governing body of such Person.

Provision of Compliance Certificate

We are required under the indenture to deliver to the trustee within 120 days after the end of each fiscal year an officer’s certificate certifying as to our compliance with all conditions and covenants under the relevant indenture, or if we are not in compliance, identifying and describing the nature and status of such non-compliance.

Events of Default

The following events will constitute an event of default under the indenture with respect to the notes (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

•	we fail to pay interest on the notes when due and such failure continues for 30 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the notes;

•	we fail to pay the principal of, or any premium on, the notes when due, unless the maturity has been properly extended in accordance with the terms of the notes;

•

we fail to observe or perform any other covenant or agreement contained in the notes or the indenture, and such failure continues for 90 days after we receive a notice of default from the trustee or from noteholders of at least 25% in aggregate principal amount of the outstanding notes;

•

a default under any Indebtedness by us or any of our subsidiaries that results in the acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $50,000,000 or its foreign currency equivalent at the time, provided that the cure of such default shall remedy such Event of Default with respect to the notes; and

•	certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default with respect to the notes (other than an event of default resulting from certain events of bankruptcy or insolvency) occurs and is continuing, the trustee or the noteholders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal of all notes, plus accrued and unpaid interest to the date of acceleration, immediately due and payable. Upon an event of default resulting from certain events of bankruptcy or insolvency, the principal of all notes, plus accrued and unpaid interest to the date of acceleration, shall be immediately due and payable.

The noteholders of a majority in principal amount of the outstanding notes may waive any default or event of default with respect to such notes and its consequences under the indenture except a continuing default or event of default in the payment of interest or any premium on, or the principal of, the notes.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the noteholders have offered the trustee reasonable indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The noteholders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the notes, provided that:

•	such direction is not in conflict with any law or the applicable indenture; and

•	unless otherwise provided under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability.

A noteholder will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies, if:

•	the noteholder has given written notice to the trustee of a continuing event of default;

•	the noteholders of at least 25% in aggregate principal amount of the outstanding notes have made written request to the trustee to institute proceedings as trustee;

•	such noteholders have offered the trustee such reasonable indemnity as the trustee may require to cover the cost of the proceedings; and

•

the trustee does not institute a proceeding, and does not receive conflicting directions from a majority in principal amount of the outstanding notes within 60 days of receiving the written notice of an event of default.

Modification of Indenture; Waiver

Without the consent of any noteholders, we and the trustee may modify or amend the indenture with respect to the notes to:

•	fix any ambiguity, defect or inconsistency in the indenture;

•	effect the assumption of a successor corporation of our obligations under the indenture and the outstanding notes;

•	add to our covenants for the benefit of the noteholders or surrender any right or power we have under the indenture;

•	conform the indenture or the terms of the notes to any terms set forth in this prospectus supplement or the accompanying prospectus;

•	effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee; and

•	effect certain other limited purposes described in the indenture.

We and the trustee may modify or amend the indenture with the written consent of the noteholders of a majority of the aggregate principal amount of the outstanding notes then outstanding under the indenture; provided, however, that no such modification or amendment may, without the consent of each noteholder affected by the change:

•	extend the fixed maturity;

•	reduce the principal amount;

•	reduce the rate of or extend the time of payment of interest;

•	reduce any premium payable upon redemption; or

•	reduce the percentage of notes referred to above, the noteholders of which are required to consent to any amendment.

No Personal Liability of Directors, Officers, Employees and Shareholders

None of our directors, officers, employees, incorporators or shareholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each noteholder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Discharge, Defeasance and Covenant Defeasance

Defeasance and Discharge

We may discharge any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of notes, to replace stolen, destroyed, lost or mutilated notes, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent remaining unclaimed for three years, to compensate and indemnify the trustee or to furnish such trustee (if that trustee is not the registrar) with the names and addresses of noteholders). This discharge, referred to as defeasance, will occur only if, among other things:

•

we irrevocably deposit with the trustee, in trust, money or securities of the United States government or securities of agencies backed by the full faith and credit of the United States government, which will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, the notes on the applicable due dates for those payments in accordance with the terms of the notes; and

•

we deliver to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon, the noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the discharge had not occurred.

In addition, we may also obtain a discharge of the indenture with respect to all debt securities issued under the indenture by depositing with the trustee, in trust, enough money to pay all amounts due on the debt securities on the date those payments are due or upon redemption of all of those debt securities, so long as those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

Defeasance of Certain Covenants and Certain Events of Default

Upon compliance with certain conditions:

•

we may omit to comply with any provision of the indenture (except for certain obligations to register the transfer or exchange of notes, to replace stolen, destroyed, lost or mutilated notes, to maintain paying agencies, to execute and furnish definitive securities evidenced by temporary securities, to return moneys deposited with or paid to the trustee or any paying agent on any note and not applied to payments on the notes but remaining unclaimed for three years, to punctually pay the principal of and any premium or interest on the notes, to deliver to the trustee an annual statement as to default, to adhere to the covenants with respect to payment on the notes on default, to adhere to the resignation or removal procedures regarding the trustee, to compensate and indemnify the trustee or to furnish the trustee (if that trustee is not the registrar) with the names and addresses of noteholders), including the covenant described under “—Certain Covenants—Consolidation, Amalgamation, Merger and Sale of Assets”; and

•	any omission to comply with those covenants will not constitute an event of default with respect to the notes (“covenant defeasance”).

The conditions include, among other things:

•

irrevocably depositing with the trustee, in trust, money and/or securities of the United States government or securities of agencies backed by the full faith and credit of the United States government, which, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized public accounting firm, enough money to pay each installment of principal of, and any premium and interest on, the notes on the applicable due dates for those payments in accordance with the terms of the notes; and

•

delivering to the trustee an opinion of counsel to the effect that the noteholders will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred.

Covenant Defeasance and Certain Other Events of Default

If we exercise the option to effect a covenant defeasance with respect to the notes as described above and the notes are thereafter declared due and payable because of an event of default (other than an event of default caused by failing to comply with the covenants that are defeased), the amount of money and securities we have deposited with the trustee would be sufficient to pay amounts due on the notes on their respective due dates but may not be sufficient to pay amounts due on the notes at the time of acceleration resulting from that event of default. However, we would remain liable for any shortfall.

Global Clearance and Settlement Procedures

We will issue the notes of each series in the form of one or more fully registered global notes (the “Global Notes”). Investors in the Global Notes may hold a beneficial interest in such Global Notes through DTC, Clearstream or Euroclear or through participants. The notes may be traded as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle as set forth below.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (“CSSF”). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions, to the extent received by the U.S. Depositary (as defined below) for Clearstream, with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear has advised that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/ NV (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions, to the extent received by the U.S. Depositary for Euroclear, with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

Individual certificates in respect of notes will not be issued in exchange for the Global Notes, except in very limited circumstances, including those instances that follow: if DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with a Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from Euroclear, Clearstream or DTC or on becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of or in exchange for book-entry interests in the notes represented by such Global Note upon delivery of such Global Note for cancellation.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

Initial Settlement

All Global Notes will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective U.S. depositaries (each, a “U.S. Depositary”), which in turn will hold such positions in accounts as participants of DTC.

Notes held through DTC will be settled in immediately available funds. Investor securities custody accounts will be credited with their holdings against payment on the settlement date. Notes held through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in immediately available funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When beneficial interests in the Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the U.S. Depositary, as the case may be, to receive a beneficial interest in the Global Notes against payment. Unless otherwise set forth in this prospectus supplement, payment will include interest accrued on the beneficial interest in the Global Notes so transferred from and including the last interest payment date to and excluding the settlement date, on the basis on which interest is calculated on the notes. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the U.S. Depositary to the DTC participant’s account against delivery of the beneficial interest in the Global Notes. After settlement has been completed, the beneficial interest in the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and interest on the beneficial interest in the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the beneficial interests in the Global Notes are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing a beneficial interest in the Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the beneficial interests in the Global Notes were credited to their accounts. However, interest on the beneficial interests in the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending a beneficial interest in the Global Notes to the U.S. Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures in transactions in which a beneficial interest in the Global Notes is to be transferred by the respective clearing system, through the U.S. Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the U.S. Depositary, as appropriate, to deliver the beneficial interest in the Global Notes to the DTC participant’s account against payment. Payment will include interest accrued on the beneficial interest in the Global Notes from and including the last coupon payment date to and excluding the settlement date on the basis on which interest is calculated on the Global Notes. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase beneficial interests in the Global Notes from DTC participants for credit to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•

borrowing beneficial interests in the Global Notes in the United States from a DTC participant no later than one day prior to settlement, which would give beneficial interests in the Global Notes sufficient time to be reflected in the appropriate Clearstream or Euroclear account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Although DTC, Clearstream, and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the Global Notes among participants of DTC, Clearstream, and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Applicable Law

The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Additional Terms

For additional important information about the notes, see “Description of Debt Securities” in the accompanying prospectus. That information includes:

•	additional information on the terms of the notes; and

•	general information on the indenture and the trustee.

To the extent any information about the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax and certain estate tax consequences of owning the notes we are offering. It applies to you only if you acquire notes in this offering at a price equal to the issue price of the notes (generally the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers) and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as, but not limited to:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or other financial institution,

•	an insurance company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes,

•

an accrual method taxpayer that is required to recognize income for United States federal income tax purposes no later than when such income is taken into account in applicable financial statements, or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the United States dollar.

If you purchase notes at a price other than the issue price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis, or may be subject to different interpretations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Additional Payments. We have determined the likelihood is remote that we will redeem notes in circumstances in which the redemption amount payable to holders would exceed 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest. Our determination regarding such likelihood is not binding on the IRS. However our determination is binding on you, unless you explicitly disclose to the IRS on your federal income tax return for the year during which you acquire the notes that you are taking a different position. Given our determination, we do not intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. If the IRS or a court were to take a contrary position, the notes could be subject to U.S. federal income tax rules governing contingent payment debt instruments, in which case the amount and timing of income inclusions with respect to the notes and the character of income recognized on a sale, retirement or other taxable disposition of a note, could differ materially and adversely from what is described below. The remainder of this discussion assumes that the notes will not be subject to the contingent payment debt instrument rules.

Original Issue Discount. The following discussion assumes that the notes will not be issued with more than a de minimis amount of original issue discount (“OID”). If the issue price of a note is less than its stated redemption price at maturity (generally, its principal amount) by more than a de minimis amount, you will be subject to special United States federal income tax rules with respect to this OID. OID will be considered de minimis if it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date of the notes. If the notes are issued with more than a de minimis amount of OID, unless an exception applies, you will be required to include such OID in income for United States federal income tax purposes as it accrues in accordance with a constant yield method based on a compounding of interest, even though the cash attributable to this income will not be received until a note is sold, exchanged, redeemed or otherwise disposed.

United States Holders

This subsection describes the tax consequences to a United States Holder. You are a “United States Holder” if you are a beneficial owner of a note and you are:

•	an individual who is a citizen or resident of the United States,

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in place under applicable United States Treasury regulations to be treated as a United States person for United States federal income tax purposes.

If you are not a United States Holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.

Payments of Interest. You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Sale, Retirement or Other Taxable Disposition of a Note. You will generally recognize capital gain or loss on the sale, retirement or other taxable disposition of your note equal to the difference between the amount you realize on the sale, retirement or other taxable disposition, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments as described above under “—Payments of Interest”), and your tax basis in your note. Your tax basis in your note generally will be the amount you paid for the note. Capital gain of certain non-corporate United States Holders (including individuals) is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax. A United States Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

United States Alien Holders

This subsection describes the tax consequences to a United States Alien Holder. You are a “United States Alien Holder” if you are the beneficial owner of a note, you are not classified as a partnership for U.S. federal income tax purposes and you are not a United States Holder.

If you are a United States Holder, this subsection does not apply to you.

Under United States federal income and estate tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a United States Alien Holder of a note:

Payments of Interest. We and other United States payors generally would not be required to deduct United States withholding tax from payments of interest to you if:

(1)	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

(2)	you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership, and

(3)	if the United States payor does not have actual knowledge or reason to know that you are a United States person (as defined under the Code),

(a)

you have furnished to the United States payor an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

(b)

in the case of payments made by the United States payor to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the United States payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

(c)	the United States payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

(ii)

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

(iii)

a United States branch of a non-United States bank or of a non-United States insurance company, and in each case, the withholding foreign partnership, qualified intermediary or United States branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

(d)

the United States payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (i) certifying to the United States payor under penalties of perjury that an IRS Form W-8BEN or W8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you and (ii) to which is attached a copy of the IRS Form W-8BEN or W8BEN-E or acceptable substitute form, or

(e)

the United States payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with United States Treasury regulations.

If you cannot satisfy the requirements described above, payments of interest will be subject to United States federal withholding at a rate of 30% unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other acceptable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or the interest is effectively connected with the conduct of a trade or business in the United States and you satisfy the certification requirements described below under “—Income or Gain Effectively Connected with a United States Trade or Business.”

Sale, Retirement or Other Taxable Disposition of a Note. Except with respect to accrued but unpaid interest, which will be subject to the rules described above under “—Payments of Interest,” no deduction for any United States federal withholding tax would be made from any gain that you realize on the sale, retirement or other taxable disposition of your note, unless (i) such gain is effectively connected with your conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the United States, in which case, you will be subject to United States federal income tax in the manner described below under “—Income or Gain Effectively Connected with a United States Trade or Business” or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year of sale, retirement or other taxable disposition, and certain other conditions are met, in which case, you will be subject to a 30% (or lower applicable income tax treaty rate) United States federal income tax on the gain derived from the sale, retirement or other taxable disposition, which may be offset by certain United States source capital losses.

Income or Gain Effectively Connected with a United States Trade or Business. If you are engaged in a trade or business in the United States, and if interest on your note, or gain realized on the sale, retirement or other taxable disposition of your note is effectively connected with the conduct of such trade or business, you generally will be subject to United States federal income tax on such income or gain in the same manner as if you were a United States Holder. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any “effectively connected” income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States. Payments of interest that are effectively connected with a United States trade or business (and, if an income tax treaty applies, attributable to a permanent establishment), and therefore included in your gross income, will not be subject to the 30% withholding, provided that you claim exemption from withholding by providing the United States payor with a properly completed IRS Form W-8ECI. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Estate Tax. Further, a note held by an individual who at death is not a citizen or resident of the United States would not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death, and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on payments of interest to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments of interest on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold notes through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your notes. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.

Backup Withholding and Information Reporting

If you are a non-corporate United States Holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of principal and interest on a note within the United States, and the payment of proceeds to you from the sale of a note effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States Alien Holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by the United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as either: (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if: (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

UNDERWRITING

BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of this offering and are acting as representatives of the several underwriters named below.

Subject to the terms and conditions contained in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of each series of notes set forth opposite such underwriter’s name.

Underwriter	Principal amount of 20 notes	Principal amount of 20 notes	Principal amount of 20 notes	Principal amount of 20 notes	Principal amount of 20 notes	Principal amount of 20 notes
BofA Securities, Inc.	$	$	$	$	$	$
J.P. Morgan Securities LLC
Total	$	$	$	$	$	$

The underwriting agreement is subject to a number of terms and conditions and provides that the obligations of the underwriters to pay for and accept delivery of the notes offered hereby are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes offered hereby if they purchase any of the notes.

The underwriters have advised us that they propose initially to offer each series of the notes directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at the applicable public offering price less a concession not to exceed % of the principal amount of the 20 notes,  % of the principal amount of the 20  notes, % of the principal amount of the 20 notes, % of the principal amount of the 20 notes, % of the principal amount of the 20 notes and % of the 20 notes. The underwriters may allow, and dealers may reallow, a concession not to exceed    % of the principal amount of the 20 notes,  % of the principal amount of the 20 notes,  % of the principal amount of the 20  notes, % of the principal amount of the 20 notes, % of the principal amount of the 20 notes and % the principal amount of the 20 notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the applicable public offering prices and concessions. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. We estimate that our total expenses for this offering will be approximately $    million and will be payable by us.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Each series of notes is a new issue of securities with no established trading market. We do not intend to list the notes on any securities exchange. If a trading market for a series of the notes does not develop or is not maintained, holders of such notes may find it difficult or impossible to resell their notes. If a trading market were to develop for a series of the notes, such notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition, and the market for similar securities. We have been advised by the underwriters that they intend to make a market in the notes of each series. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, there can be no assurance regarding any future development of a trading market for any series of the notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes. In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include overallotment, syndicate covering transactions and stabilizing transactions.

Overallotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities with respect to the notes may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

The Company expects that the delivery of the notes will be made against payment therefor on the closing date specified on the cover page of this prospectus supplement, which will be the   business day following the date of pricing of the notes (this settlement cycle being referred to as “T+ ”). Under rules of the SEC, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisor.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. Additionally, affiliates of certain of the underwriters are lenders under the Credit Agreements.

Bank of America, N.A., BofA Securities, Inc. and JPMorgan Chase Bank, N.A., affiliates of certain of the underwriters, have committed to provide us with up to a $9.4 billion senior unsecured Bridge Loan Facility in connection with the Transaction. See “Summary—Recent Developments—Proposed Transaction” and “Summary—Recent Developments—Bridge Loan Facility.” J.P. Morgan Securities LLC and BofA Securities, Inc. are also acting as financial advisors to us in connection with the Transaction. The commitments of the underwriters or their respective affiliates with respect to the Bridge Loan Facility will be reduced on a dollar-for-dollar basis by the gross proceeds from the notes. See “Underwriting.”

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. If any of the underwriters or their affiliates has a lending relationship with the Company, certain of those underwriters or their affiliates routinely hedge, and certain of those underwriters or their affiliates may hedge, their credit exposure to the Company consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Company’s securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Brown & Brown nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended

(the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Brown & Brown nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a UK Qualified Investor and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Brown & Brown.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made under the SFO, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the SFO and any rules made under the SFO.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”) on the ground that the solicitation for subscription of the notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the Financial Instruments and Exchange Law. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the Financial Instruments and Exchange Law, “QII”) who acquired the notes shall enter into an agreement which provides that they shall not transfer such interests to anyone other than another QII. Accordingly, the notes have not been or will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for private placement pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and would not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(1)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(2)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(a)

to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification: Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Brown & Brown has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

Holland & Knight LLP, Orlando, Florida will pass upon the validity of the securities offered hereby for Brown & Brown. Sidley Austin LLP, New York, New York will act as counsel to the underwriters in this offering.

EXPERTS

The financial statements of Brown & Brown, Inc. incorporated by reference in this prospectus supplement, and the effectiveness of Brown & Brown, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The audited historical financial statements of RSC Topco, Inc. incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement and the accompanying prospectus, which forms part of the registration statement, do not contain all of the information contained in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus supplement or the accompanying prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus supplement or the accompanying prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or document.

For further information about our company and the securities offered in this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Our SEC filings are available to the public from the SEC’s website. We also make our SEC filings available free of charge on our website at https://www.bbrown.com/us/. Please note that information contained on our website, whether currently posted or posted in the future, is not a part of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

PROSPECTUS

Brown & Brown, Inc.

Debt Securities,

Common Stock

and

Warrants

We may offer and sell, from time to time, the following:

•	debt securities;

•	common stock; and

•	warrants.

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the applicable offering and in units consisting of two or more of such classes of securities.

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any supplement carefully before you invest.

Investing in our securities involves risk. See “Risk Factors” appearing on page 5 in this prospectus, any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Our common stock is traded on The New York Stock Exchange under the symbol “BRO.”

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference in the prospectus and any prospectus supplement, before making an investment decision.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we as a “well-known seasoned issuer” filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of these securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

When used in this prospectus and any prospectus supplement, unless otherwise specified or the context otherwise requires, the terms “Brown & Brown,” “we,” “our,” “us” and the “Company” refer to Brown & Brown, Inc. and its subsidiaries. The following summary contains basic information about us. It likely does not contain all the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, as amended, throughout this prospectus and in the documents we incorporate by reference into this prospectus. You can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about potential future events. Although we believe the expectations expressed in the forward-looking statements included in this prospectus and the reports, statements, information and announcements incorporated by reference into this prospectus are based upon reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf. Important factors which could cause our actual results to differ, possibly materially from the forward-looking statements in this prospectus include, but are not limited to, the following items:

•	The inability to retain or hire qualified employees, as well as the loss of any of our executive officers or other key employees;

•

Acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired businesses into our operations and expand into new markets;

•	A cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us;

•	Risks related to our international operations, which may result in additional risks or require more management time and expense than our domestic operations to achieve or maintain profitability;

•	The effects of inflation;

•	The requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change;

•

The loss of or significant change to any of our insurance company relationships, which could result in loss of capacity to write business, additional expense, loss of market share or material decrease in our commissions;

•	The effect of natural disasters on our profit-sharing contingent commissions, insurer capacity and claims expenses from our capitalized captive insurance facilities;

•	Adverse economic conditions, natural disasters, or regulatory changes in states or countries where we have a concentration of our business;

•	The inability to maintain our culture or a significant change in management, management philosophy or our business strategy;

•	Claims expense resulting from the limited underwriting risk associated with our participation in capitalized captive insurance facilities;

•	Risks associated with our automobile and recreational vehicle dealer services (“F&I”) businesses;

•	Risks facing us in our Services segment, including our third-party claims administration operations, that are distinct from those we face in our insurance intermediary operations;

•	The limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner;

•	The significant control certain shareholders have over the Company;

•	Changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations;

•	Improper disclosure of confidential information;

•	Our ability to comply with non-U.S. laws, regulations and policies;

•	The potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity;

•	Uncertainty in our business practices and compensation arrangements with insurance carriers due to potential changes in regulations;

•

Regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third-parties;

•	Increasing scrutiny and changing expectations from investors and customers with respect to our environmental, social and governance practices;

•	A decrease in demand for liability insurance as a result of tort reform legislation;

•	Our failure to comply with any covenants contained in our debt agreements;

•	The possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities;

•	Changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition;

•

Risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income;

•	Changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate;

•

Disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets;

•	Conditions that result in reduced insurer capacity;

•	Quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production;

•	Intangible asset risk, including the possibility that our goodwill may become impaired in the future;

•	The COVID-19 pandemic, as well as future pandemics, epidemics or outbreaks of infectious diseases, and the resulting governmental and societal responses;

•	Other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission (“SEC”) filings; and

•	Other factors that the Company may not have currently identified or quantified.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement.

Assumptions as to any of the foregoing, and all statements, are not based upon historical fact, but rather reflect our current expectations concerning future results and events. Forward-looking statements that we make or that are made by others on our behalf are based upon a knowledge of our business and the environment in which we operate, but because of the factors listed above, among others, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements. All forward-looking statements made herein are made only as of the date of this filing, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

BROWN & BROWN, INC.

Our Business

We are a diversified insurance agency, wholesale brokerage, insurance programs and service organization headquartered in Daytona Beach, Florida. We market and sell insurance products and services, primarily in the property, casualty and employee benefits areas. As an insurance intermediary, our principal sources of revenue are commissions paid by insurance companies and, to a lesser extent, fees paid directly by customers. Commission revenues generally represent a percentage of the premium paid by an insured and are affected by fluctuations in both premium rate levels charged by insurance companies and the insureds’ underlying “insurable exposure units,” which are units that insurance companies use to measure or express insurance exposed to risk (such as property values, sales or payroll levels) to determine what premium to charge the insured. Insurance companies establish these premium rates based upon many factors, including loss experience, risk profile and reinsurance rates paid by such insurance companies, none of which we control. We also participate in capitalized captive insurance facilities (the “Captives”) for the purpose of having additional capacity to place coverage, drive additional revenues and to participate in underwriting. The Company has traditionally participated in underwriting profits through profit-sharing contingent commissions. These Captives give us another way to deliver incremental revenue growth and continue to participate in underwriting results while limiting exposure to claims expenses. The Captives focus on property insurance for earthquake and wind exposed properties underwritten by certain managing general agents. The Captives limit the Company’s exposure to claims expenses either through reinsurance or by only participating in certain tranches of the underwriting.

The volume of business from new and existing customers, fluctuations in insurable exposure units, changes in premium rate levels, changes in general economic and competitive conditions, a health pandemic or a reduction of purchased limits the occurrence of catastrophic weather events all affect our revenues. For example, higher levels of inflation, an increase the value of insurable exposure units, or a general decline in economic activity, could decrease the value of insurable exposure units. Conversely, increasing costs of litigation settlements and awards could cause some customers to seek higher levels of insurance coverage. Historically, we have grown our revenues as a result of our focus on net new business and acquisitions. We foster a strong, decentralized sales and service culture, which enables responsiveness to changing business conditions and drives accountability for results.

Our business is divided into four reportable segments:

•

our Retail Segment, which provides a broad range of insurance products and services to commercial, public and quasi-public entities, and to professional and individual customers, as week as non-insurance warranty services and products through our F&I businesses;

•

our National Programs Segment, which acts as a managing general agent (“MGA”), provides professional liability and related package products for certain professionals, a range of insurance products for individuals, flood coverage, and targeted products and services designated for specific industries, trade groups, governmental entities and market niches, all of which are delivered through a nationwide network of independent agents, including Brown & Brown retail agents, as well as affinity groups, wholesale entities and sold direct to consumers;

•

our Wholesale Brokerage Segment, which markets and sells excess and surplus commercial and personal lines insurance, primarily through a nationwide network of independent agents and brokers, including Brown & Brown retail agents; and

•

our Services Segment, which provides insurance-related services, including third-party claims administration and adjusting services, comprehensive medical utilization management services in both the workers’ compensation and all-lines liability arenas, as well as Medicare Set-aside services and Social Security disability benefits advocacy services.

The address of our principal executive offices is 300 North Beach Street, Daytona Beach, Florida 32114, and our telephone number at such address is (386) 252-9601.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” and elsewhere in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus. See “Incorporation by Reference” below.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of any securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:

•	working capital;

•	acquisitions of or investments in other businesses;

•	capital expenditures;

•	reduction, repayment and refinancing of outstanding debt;

•	repurchases of shares of our common stock; and

•	advances to or investments in our subsidiaries.

Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities. Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments or applied to reduce short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth general terms and provisions of the debt securities that we may offer under this prospectus and the applicable prospectus supplement. We will provide additional or different terms of the debt securities in the applicable prospectus supplement.

Any debt securities that we issue will be issued under an indenture, dated as of September 18, 2014, between us and U.S. Bank National Association, as trustee. The indenture is incorporated by reference to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the indenture and the debt securities that we may issue under such indenture. This summary is not complete and may not describe all of the provisions of the indenture or of the debt securities that may be important to you. For additional information, you should carefully read the indenture that is incorporated by reference to the registration statement of which this prospectus forms a part.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities and the indenture in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the terms described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

General

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	percentage or percentages of principal amount at which such securities will be issued;

•	stated maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption (including upon a “change of control”) or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable-rate debt securities that may be exchanged for fixed-rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

Unless otherwise specified in any prospectus supplement, the indenture and the debt securities shall be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and provisions of our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), and our By-Laws, as amended and restated (our “By-Laws”), are summaries of their material terms and provisions and are not complete and are subject to, and qualified in their entirety by reference to, each of the items identified below. For a complete description of our capital stock, Articles of Incorporation and By-Laws, please refer to our Articles of Incorporation, By-Laws and the applicable provisions of the Florida Business Corporations Act (the “FBCA”).

Authorized Capital Stock

Under our Articles of Incorporation, the number of shares of capital stock that we have authority to issue is 560,000,000, par value $.10 per share.

Common Stock

Voting. Each holder of our common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in elections of directors. Accordingly, directors are elected by a majority of the votes present in person or represented by proxy at the meeting and actually cast by the shares entitled to vote in uncontested elections. If our Board of Directors (the “Board”) determines that an election is contested, then directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Dividends. Holders of our common stock will be entitled to dividends on a pro rata basis upon declaration of dividends by our Board. Dividends will be payable only out of unreserved and unrestricted surplus that is legally available for the payment of dividends. Dividends that may be declared on our common stock will be paid in an equal amount to the holder of each share. Any determination to declare or pay dividends in the future will be at the discretion of our Board and will depend on our results of operations, financial condition, contractual or legal restrictions and other factors deemed relevant by our Board.

Our common stock is listed on the New York Stock Exchange under the symbol “BRO.”

No Redemption, Conversion or Preemptive Rights

No preemptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by us.

Fully Paid and Nonassessable

When we issue shares of our common stock, the shares will be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

Neither our Articles of Incorporation nor our By-Laws contain any restrictions on the transfer of our common stock. In the case of any transfer of our common stock, there may be restrictions imposed by applicable securities laws.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Our Articles of Incorporation, By-Laws and the FBCA

FBCA

We are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the FBCA, a publicly-held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an “interested shareholder” without the authorization of the holders of two-thirds of the voting shares of such corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, unless:

•	the transaction is approved by a majority of disinterested directors;

•

the interested shareholder has owned (together with affiliates and associates) at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner (together with affiliates and associates) of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An “interested shareholder” is defined as a person who beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless: (1) our Board approved such acquisition prior to its consummation; or (2) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to exercise or direct the exercise of the voting power of the corporation in an election of directors within any of the following ranges:

•	one-fifth or more, but less than one-third, of all voting power;

•	one-third or more, but less than a majority, of all voting power; or

•	a majority or more of all voting power.

These statutory provisions may prevent takeover attempts that might result in a premium over the market price for shares of our common stock.

Articles of Incorporation and By-Laws

Number of Directors; Removal; Filling of Vacancies

Our Articles of Incorporation and By-Laws provide that our Board shall consist of not less than three directors, which number may be set, increased or diminished from time to time by resolution of the Board.

Our shareholders may remove from office any director and elect his or her successor at any special meeting called for that purpose by vote of a majority of our shares entitled to vote. When the office of a director becomes vacant for any reason: (i) the shareholders may fill the vacancy, (ii) the Board may fill the vacancy, or (iii) if the remaining directors are less than a quorum, the vacancy may be filled by the affirmative vote of a majority of all the directors then remaining in office.

Shareholder Action

Our By-Laws provide that shareholder action may be taken at an annual or special meeting of shareholders. Special meetings of shareholders may be called only by our President or our Board, whenever he, she or they deem it proper and shall be called by our Secretary if shareholders of record as of the record date fixed in accordance with Section 1.2(d) of our By-Laws, who hold the aggregate voting power as required by FBCA, subject to certain additional requirements set forth in our By-Laws.

Advance Notice for Shareholder Proposals or Nominations at Meetings

Our By-Laws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders and for nominations by shareholders of candidates for election as directors at meetings at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of shareholders as has been:

•	specified in the notice of meeting (or in any supplement) given by, or at the direction of, our Board;

•	if not specified in the notice of meeting, be otherwise properly brought before the meeting by, or at the direction of, the chairman of the meeting or our Board; or

•

if not specified in the notice of meeting, be otherwise properly brought before the annual meeting by any shareholder present in person who is a shareholder of record at the time such notice of meeting is delivered and is at the time of the meeting, who is entitled to vote at the meeting and who is compliant with the notice procedures set forth in Section 1.8 of our By-Laws, and, in the case of nominations, is compliant with the requirements of Rule 14a-19 under the Exchange Act, properly made such proposal in accordance with Rule 14a-8 under the Exchange Act or in the case of a shareholder nominations to be included in our proxy statement for an annual meeting of shareholders, is an eligible shareholder who satisfies the notice, ownership and other requirements of Section 1.9 of our By-Laws.

In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to our By-Laws and under applicable law.

With respect to a special meeting of the shareholders, only such business may be conducted at the meeting as has been specified in the notice of such special meeting or pursuant to Section 1.2 of our By-Laws. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting: (i) by or at the direction of the Board or shareholders pursuant to Section 1.2 of our By-Laws or (ii) provided that the Board (or shareholders pursuant to Section 1.2 of our By-Laws) has determined that directors shall be elected at such meeting, by any shareholder who is a shareholder of record at the time the notice provided for in these By-Laws is delivered to us, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in Section 1.2 and Section 1.8 of our By-Laws and the requirements of Rule 14a-19 under the Exchange Act. At a meeting of shareholders, the chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, declare so at the meeting and any such business not properly brought before the meeting shall not be transacted.

To be timely, a written notice of the intent of a shareholder to make a nomination of a person for election as a director or to bring any other business before an annual meeting must be delivered to, or mailed or received by, our Secretary at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, such advance notice shall be given by the later of:

•	the close of business on the date 90 days prior to the date of the annual meeting; or

•	the close of business on the tenth day following the date that the annual meeting date is first made by us.

If we call a special meeting of shareholders for the purpose of electing directors, notice of nominations must be delivered to our Secretary not later than the close of business on the 90th day prior to the date of such special meeting, or if later, the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

To be in proper written form, every such notice by a shareholder must set forth as to each matter such shareholder proposes to bring before an annual or special meeting of the shareholders, the following:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a director (each, a “proposed nominee”):

(i) the name, date of birth, business address and residence address of the proposed nominee;

(ii) the principal occupation or employment of the proposed nominee;

(iii) the class or series and number of shares of our capital stock, if any, that are owned beneficially and of record by the proposed nominee;

(iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act;

(v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such proposing person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(vi) the written consent of each proposed nominee to being named in a proxy statement relating to our next meeting of shareholders at which directors are to be elected and to serving as a director if so elected.

•	as to each item of business that the shareholder proposes to bring before a meeting:

(i) a description of the matter and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Articles of Incorporation or By-Laws, the text of the proposed amendment);

(ii) the reasons for conducting such business at the meeting and any material interest in such business of each proposing person;

(iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing persons or (y) between or among any proposing person and any other person (including their names) in connection with the proposal of such business by such shareholder; and

(iv) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act.

•

as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made, and any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation (each a “proposing person”):

(i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner and participant;

(ii) the class or series and number of shares of our capital stock that are owned beneficially and, directly or indirectly, of record by such shareholder and such beneficial owner, except that such proposing person shall in all events be deemed to beneficially own any of our shares of any class or series as to which such proposing person has a right to acquire beneficial ownership at any time in the future;

(iii) the date or dates upon which such shareholder acquired ownership of such shares;

(iv) documentary evidence for any claim of beneficial ownership;

(v) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring such business before the meeting;

(vi) a description of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing;

(vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to our shares of stock;

(viii) in the case of a proposal other than a nomination, a representation as to whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal;

(ix) in the case of a nomination, a representation that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least 67% of the voting power of our outstanding capital stock entitled to vote in the election of directors; and

(x) in the case of a nomination, all other information required under Rule 14a-19 under the Exchange Act.

Exclusive Forum Provision of our By-Laws

Our By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be the Seventh Judicial Circuit Court in and for Volusia County, Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida). Those actions include: (i) any derivative action or proceeding brought on behalf of us, (ii) any proceeding asserting a claim of breach of fiduciary duty owed by any of our directors or our officers or other employees to us or our shareholders, (iii) any proceeding arising pursuant to any provision of the FBCA or the Articles of Incorporation or By-Laws (as either may be amended from time to time) or (iv) any proceeding asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine. Subject to the preceding provisions, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

Amendments to By-Laws

Our By-Laws may be amended or repealed and additional By-Laws added or adopted by the Board unless, except as provided in the FBCA, the shareholders, in amending, repealing, or adopting the By-Laws generally or a particular By-Law provision, expressly provide that the Board of Directors may not amend, repeal, adopt, or reinstate the By-Laws generally or that particular By-Law provision. Our By-Laws may be amended or repealed at any meeting of shareholders by a vote of the majority of our issued and outstanding shares of common stock.

Amendment of the Articles of Incorporation

Our Articles of Incorporation provide that the Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by our Board, proposed by them to our shareholders, and approved at a shareholders meeting by a majority of the shares entitled to vote thereon, unless all directors and all shareholders sign a written statement manifesting their intention that a certain amendment of our Articles of Incorporation be made.

DESCRIPTION OF WARRANTS

As of May 5, 2023, Brown & Brown has no warrants outstanding. We may issue warrants for the purchase of debt securities or common stock.

Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Brown & Brown and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Brown & Brown in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. If we issue warrants, at that time copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	the amount of warrants or rights outstanding at the time of issuance;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities from time to time: (i) through underwriters or dealers; (ii) through agents; (iii) directly to one or more purchasers or other persons or entities; (iv) through a combination of these methods of sale; or (v) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

Holland & Knight LLP, Orlando, Florida will pass upon the validity of any securities offered under this prospectus and any prospectus supplement for Brown & Brown. Certain legal matters with respect to the validity of the securities offered under this prospectus and any prospectus supplement will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Brown & Brown, Inc., incorporated by reference in this registration statement, and the effectiveness of Brown & Brown Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in this prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or document.

For further information about our company and the securities offered in this prospectus, you should refer to the registration statement and its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. We also make our SEC filings available free of charge on our website at https://www.bbinsurance.com.

INCORPORATION BY REFERENCE

The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•

Annual Report on Form 10-K for the year ended December 31, 2022 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2023 annual meeting of shareholders, filed on March 22, 2023);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

•	Current Reports on Form 8-K filed with the SEC on January 19, 2023, February 21, 2023 and May 5, 2023;

•

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 17, 1997, including any amendment or report filed for the purpose of updating such description, which description is amended by the description contained in this prospectus; and

•

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described above. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, without charge, excluding any exhibits to those documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You can request those documents by calling (386) 252-9601 or by making a written request to our chief legal officer at:

Brown & Brown, Inc.

Attention: C. Robert Mathis, IV

Senior Vice President and Chief Legal Officer

300 North Beach Street

Daytona Beach, Florida 32114

Please note that information contained in our website (www.bbinsurance.com), whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

Brown & Brown, Inc.

$     % Senior Notes due 20

$     % Senior Notes due 20

$     % Senior Notes due 20

$     % Senior Notes due 20

$     % Senior Notes due 20

$     % Senior Notes due 20

PROSPECTUS SUPPLEMENT

   , 2025

Joint Book Running Managers

BofA Securities	J.P. Morgan